Exhibit 10.1

Lease Agreement dated August 12, 2005
between Lpath Therapeutics Inc.
and Pointe Camino Windell LLC

LEASE AGREEMENT

BETWEEN

POINTE CAMINO WINDELL LLC

(“LANDLORD”)

AND

LPATH THERAPEUTICS INC.

(“TENANT”)

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LEASE AGREEMENT

TABLE OF CONTENTS

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31.	CONFLICT OF LAWS	27

32.	SUCCESSORS AND ASSIGNS	27

33.	SURRENDER OF PREMISES	27

34.	ATTORNEYS’ FEES	27

35.	PERFORMANCE BY TENANT	27

36.	MORTGAGEE PROTECTION	28

37.	DEFINITION OF LANDLORD	28

38.	WAIVER	28

39.	IDENTIFICATION OF TENANT	28

40.	PARKING	28

41.	FORCE MAJEURE	29

42.	TERMS, HEADINGS AND CONSTRUCTION	29

43.	TIME	29

44.	PRIOR AGREEMENT; AMENDMENTS	29

45.	SEVERABIL1TY	29

46.	RECORDING	29

47.	LIMITATION ON LIABILITY AND TIME	29

48.	TRAFFIC IMPACT	30

49.	SUBSTITUTED PREMISES	30

50.	MODIFICATION FOR LENDER OR GOVERNMENT	30

51.	FINANCIAL STATEMENTS	30

52.	QUIET ENJOYMENT	30

53.	TENANT’S SIGNS	30

54.	NO LIGHT, AIR OR VIEW EASEMENT	31

55.	TENANT AS CORPORATION, PARTNERSHIP, OR LIMITED LIABILITY COMPANY	31

56.	GUARANTY	31

57.	COUNTERPARTS	31

58.	JOINT AND SEVERAL LIABILITY	31

59.	NO OFFER	31

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EXHIBITS:

A-1	Outline of Floor Plan of Premises
A-2	Site Plan
B	Work Letter Agreement
C	Notice of Lease Term Dates
D	Standards for Utilities and Services
E	Sample Form of Tenant Estoppel Certificate
F	Rules and Regulations
G	Traffic and Parking Rules and Regulations
H	Guaranty of Lease

RIDERS:

1.	Right of First Notice to Lease Additional Space
2.	Option to Extend Term

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LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made as of August 12, 2005, between POINTE CAMINO WINDELL LLC, a California limited liability company (“Landlord”), and LPATH THERAPEUTICS INC., a Delaware corporation (“Tenant”), for the space outlined on attached Exhibit A-1 (the “Premises”) and contained within Suite(s) A on the first and second floor(s) of a building located at 6335 Ferris Square, San Diego, California (the “Building”). The Building is part of the Building site, which includes the parking areas and other improvements depicted on attached Exhibit A-2 (collectively, the “Project”).

1.             TERMS AND DEFINITIONS. For the purposes of this Lease, the following terms shall have the following definitions:

(a)           Addresses:

Landlord’s Address: 3525 Hyland Ave., Costa Mesa, CA 92626; Attn: Michael S. Martin, President & CEO; michael.martin@windell-investments.com.

Tenant’s address until the commencement of the Term only: 9191 Towne Centre Drive, Suite 310, San Diego, CA 92122, and thereafter all notices hereunder shall be delivered to the Premises.

(b)           Approximate Rentable Square Feet: 6,182 square feet (“Rentable Square Foot/Feet”); Tenant and Landlord agree that the Rentable Square Feet shall be conclusive for all purposes as contained in the Lease. The calculations (“Rentable Square Foot/Feet”) have been made substantially in accordance with the guidelines for measuring rentable area of office space specified in the American National Standard Institute Publication ANSI Z65.1-1996 (the “BOMA Standard”).

(c)           Broker(s): Voit Commercial - Brain Mulvaney (Landlord’s Broker) and Irving Hughes - Shaun Burnett (Tenant’s Broker).

(d)           Commencement Date: The date on which the Term of this Lease begins as determined in accordance with Paragraph 8 of the Work Letter Agreement.

(e)           Exhibits and Riders: “A-1” through “H” and Riders 1-2, inclusive, all of which are attached to this Lease and are incorporated herein by this reference. Defined or initially capitalized terms in the attached documents have the same meaning as in this Lease unless otherwise expressly provided in those documents.

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(f)            Monthly Basic Rent:

Months	Rent Per Rentable Square Foot*	Monthly Basic Rent
Months 1-12	$2.05 NNN	$12,673.10
Months 13-24	$2.11 NNN	$13,053.29
Months 25-36	$2.17 NNN	$13,444.89
Months 37-48	$2.24 NNN	$13,848.24
Months 49-60	$2.31 NNN	$14,263.69

*(rounded to the nearest two decimal points)

$7,255.38 shall be paid concurrently with the execution of the Lease (Monthly Basic Rent and Operating Expenses for the period August 20, 2005 through September 30, 2005); and $12,673.10 shall be paid January 1, 2006 for rent due for the month of January 2006.

Notwithstanding the foregoing, Tenant’s obligation to pay Monthly Basic Rent shall be abated for the months of November 2005, December 2005, April 2007, and August 2007 of the Term (collectively, the “Abated Rent”).

(g)           Parking: Not more than 3.5 vehicle parking spaces per one thousand Rentable Square Feet of the Premises.

(h)           Security Deposit: $28,527.38 [($14,263.69 x 2 (Base Rent) plus $1,607.32 x 2 (Operating Expenses)] shall be paid concurrently with the execution of the Lease.

(i)            Tenant Improvement Allowance: Build to suit; see Work Letter Agreement.

(j)            Tenant Improvements: As defined in Paragraph 2 of the Work Letter Agreement.

(k)           Tenant’s Percentage: 4.32%, based on the Rentable Square Feet contained in the Premises set forth in Subparagraph 1(b) and the Rentable Square Feet contained in the Project of 143,125 (“Project Rentable Square Feet”).

(l)            Term: Sixty (60) calendar months (plus the applicable fraction of a month if the actual Commencement Date is other than the first day of a calendar month).

(m)          Use: Biotechnology research and development and general office use.

2.             PREMISES AND COMMON AREAS.

(a)           Subject to all the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, which Premises are improved or to be improved by Landlord with the Tenant Improvements described in the Work Letter Agreement, those Premises being agreed to have the Approximate Rentable Square Feet designated in Subparagraph 1(b) (the exact number of which shall be determined in accordance with that subparagraph). Beginning on the Must Take Date (defined below), the Premises shall be expanded to include the area contained in Suite B in the Building (conclusively agreed by Landlord and Tenant to

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contain 1,093 rentable square feet) which is depicted on Exhibit A-1 (“Must Take Space”). All of the terms and provisions of the Lease, including, without limitation, the Work Letter Agreement shall apply to the Must Take Space and the Must Take Space shall be part of the Premises for all purposes under the Lease so that an appropriate adjustment shall be made to the Monthly Basic Rent, Tenant’s Percentage, and the number of vehicle parking spaces Tenant is entitled to use. The “Must Take Date” shall occur twelve (12) months from the Commencement Date of the Lease or upon occupancy by Tenant, whichever is earlier, and subject to acceleration of the Must Take Date as the result of Tenant Delays (as defined in the Work Letter Agreement).

(b)           Tenant shall have the nonexclusive right to use, in common with other present and future tenants in the Building, the following areas (“Common Areas”) appurtenant to the Premises, subject to the Rules and Regulations referred to in Paragraph 30 and to other reasonable rules and regulations which Landlord may deem advisable for the Common Areas (including without limitation the hours during which they are open for use):

(i)            The Building’s common entrances, lobbies, rest rooms not within a suite, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises;

(ii)           Loading and unloading areas, trash areas, parking areas, and similar areas and facilities appurtenant to the Building;

(iii)          The roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities within the Project which are made available for the use or benefit of all Project tenants and their invitees and other visitors; and

(iv)          The parking areas, including driveways and alleys and other improvements, as depicted on attached Exhibit A-2.

(c)           Landlord reserves the right from time to time without unreasonable interference with Tenant’s use:

(i)            To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building and the Project;

(ii)           To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

(iii)          To temporarily close or designate for other uses any of the Common Areas for purposes of improvement, maintenance or repair, so long as reasonable access to the Premises remains available;

(iv)          To designate other land outside the boundaries of the Building to be a part of the Common Areas;

(v)           To add additional buildings and improvements to the Common Areas or the Project;

(vi)          To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof; and

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(vii)         To do and perform such other acts and make such other changes in, to or with respect to the Common Areas as Landlord may deem to be appropriate.

The preceding reservation of rights to use the Common Areas shall not impose on Landlord any obligation to maintain or repair the Common Areas or any other portion of the Premises except as expressly set forth in this Lease.

3.             TERM. The Term shall be for the period designated in Subparagraph 1(l), beginning on the Commencement Date under Subparagraph 1(d) and ending on the expiration of that period, unless the Lease shall be terminated sooner as hereinafter provided. The Commencement Date and the date the Term ends will be as specified in Landlord’s Notice of Lease Term Dates (“Notice”), substantially in the form of attached Exhibit C, which Landlord shall serve on Tenant when Landlord tenders possession of the Premises to Tenant under Paragraph 8 of the Work Letter Agreement.

4.             POSSESSION.

(a)           Landlord shall tender possession of the Premises to Tenant on the earlier of the execution of the Lease or August 13, 2005. During the period of tenant’s possession of the Premises and the scheduled Commencement Date of the Term as set forth in the Work Schedule (as defined in the attached Work Letter Agreement), Tenant shall pay to Landlord Partial Basic Monthly Rent and Operating Expenses (“Partial Rent”). The payment of Partial Rent prior to the Commencement Date of the Term shall be $4,752.41 (Monthly Basic Rent) and $602.75 (Operating Expenses) per month, prorated for partial months, and will begin on August 20, 2005.

(b)           During the period of possession and the commencement of the Lease, Landlord will be performing work to the space pursuant to the Work Letter Agreement. Tenant is aware that there may be noise, vibration, odors, disruption and inconvenience in order to complete the Tenant Improvements and Tenant will hold Landlord harmless for any and all losses or claims from any inconvenience or disruption that Tenant may incur resulting from Landlord work, unless caused by Landlord’s gross active negligence.

(c)           If the Term has not commenced within one hundred eighty (180) days after the scheduled term commencement date contained in the Work Schedule, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within fifteen (15) days after the end of that 180-day period, without prejudice to any rights either party may have against the other. However, to the extent Landlord’s inability to tender possession of the Premises to Tenant in accordance with (or earlier than provided for in) the Work Schedule is caused by Tenant’s negligence or breach of this Lease or of the Work Letter Agreement, or by other delays (including without limitation those listed in Subparagraphs 8(a) through 8(e) of the Work Letter Agreement) caused by Tenant or its agents or contractors (collectively, “Tenant Delays”), the commencement of the Term for all purposes under this Lease shall be accelerated by the number of days of those Tenant Delays.

5.             MONTHLY BASIC RENT.

(a)           Tenant agrees to pay Landlord as Monthly Basic Rent for the Premises the Monthly Basic Rent designated in Subparagraph 1(f) in advance on the first day of each calendar month during the Term. If the Term commences or ends on a day other than the first day of a calendar month, then the rent for such period shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to thirty (30). In addition to the Monthly Basic Rent, Tenant agrees to pay as additional rental the amount of rental adjustments and other charges required by this Lease. In no event shall Monthly Basic Rent ever be less than the initial Monthly Basic Rent. All rental shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Landlord designated in Subparagraph 1(a) or to such other person or at such other place as Landlord may from time to time designate in writing.

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(b)           Rent and all other payments required to be made by Tenant to Landlord under this Lease shall be deemed to be and treated as rent and payable and recoverable as “rent”, and Landlord shall have the same rights against Tenant for default in any such payment as in the case of nonpayment of Monthly Basic Rent.

(c)           If Tenant fails to pay any installment of rent within ten (10) days following the date due (which ten days is not intended to be a grace period) or if Tenant fails to make any other payment for which Tenant is obligated under this Lease when due, then Tenant shall pay to Landlord as additional rent a late charge equal to six percent (6%) of the amount due to compensate Landlord for the extra costs incurred as a result of such late payment. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of the Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any other rights and remedies available to Landlord.

(d)           If the amount of rent or any other payment due under this Lease now or in the future violates the terms of any governmental restrictions on such rent or payment, then the rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

6.             OPERATING EXPENSES.

(a)           For purposes of this Lease, the following terms are defined as follows:

(i)            “Tenant’s Percentage” shall have the meaning set forth in Subparagraph 1(k).

(ii)           “HVAC Costs” means all costs incurred in the operation, repair and maintenance and replacement of the systems for heating, ventilating and air conditioning the buildings in the Project including, without limitation, supplies, materials, equipment, tools, and contracted services.

(iii)          “Taxes and Assessments” shall mean: (1) Real property taxes and fees and expenses incurred in contesting the amount or validity of any real property tax; (2) Any assessment, fee, tax, levy, charge, penalty or similar imposition imposed by any authority, improvement district or special assessment district upon or in respect of the Premises, Building, Project, or Common Areas, or any portion thereof, including any such charges imposed for the use or occupancy of the Building, Project, or Premises, or upon this transaction or any document to which Tenant is a party; (3) Any new or increased assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included under Subparagraphs 6(a)(iii)(1) and (2), including, without limitation, increases due to tax rate increases or reassessment of the Premises, Building, Common Areas, or Project, or any portion thereof, for any reason; (4) Any assessment Landlord must pay as owner of the Building, Project, or Common Areas pursuant to any present or future covenants, conditions or restrictions, easement agreements, tenancy in common agreements or similar restrictions affecting the Building, Premises, Project, or Common Areas, or any portion thereof; (5) Any tax or fee on personal property used in connection with the Building, Project, or Common Areas.

(iv)          “Insurance Costs” means all costs of premiums for insurance that Landlord procures under this Lease or for or in connection with the Project, including, without limitation, any insurance which any beneficiary or mortgagee with a lien affecting the Premises deems necessary or requires in connection with the ownership or operation of the Building, Common Areas, or Project.

(v)           “Capital Costs” means all costs incurred to make any capital improvements, repairs or replacements to the Building, Project, or Common Areas, or any portion thereof, including, without limitation, structural additions or repairs, which; (1) are now or may hereafter be required by any statute, ordinance or regulation of any governmental or enforcement agency; or (2) are needed to operate and maintain the Building,

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Project, or Common Areas, or any portion thereof, at the same quality levels as prior to the improvement or repair or to provide substantially the same level of services to tenants of the Project as are provided to tenants of comparable buildings. All Capital Costs shall be amortized over the useful life of the improvement, repair or replacement as such useful life is determined by Landlord in its commercially reasonable judgment at an imputed interest rate of eight percent (8%) per annum.

(b)           “Operating Expenses” shall consist of all direct costs of ownership, operation, repair or maintenance (including necessary supplies, material, tools and equipment) of the Building, Project, or Common Areas, including any expansions of the Building, Project, or Common Areas by Landlord, or any portion thereof, and all indirect costs that are reasonably attributable to the operation, repair and maintenance of the Building, Project, and Common Areas, or any portion thereof, for any calendar year (and if the Project is less than ninety-five percent (95%) occupied, then the Operating Expenses will be calculated assuming the Project is ninety-fine percent (95%) occupied for a full calendar year), including costs for the following by way of illustration, but not limitation:

HVAC Costs; Taxes and Assessments; Insurance Costs; Capital Costs; costs connected with providing electrical, telephone, cable and other electronic data transmission services (including, without limitation, any costs (whether or not Capital Costs) arising from the maintenance, repair and/or replacement of all or any component of electrical, plumbing, mechanical, lighting, HVAC or other building systems, and/or the maintenance, repair and/or replacement of lighting fixtures, light bulbs, air filtration or distribution devices (provided that Landlord shall have no obligation to provide any utilities), window panes, window coating and/or other energy-saving measures); janitorial service and window cleaning; waste disposal; parking facilities; Common Areas signage; landscaping and gardening; security; and accounting, legal, administrative and consulting fees.

Operating Expenses shall also include costs incurred in the management of the Building, Project, and Common Areas (including, without limitation, wages and salaries and related benefits for personnel to the extent used in the management, operation and maintenance of the Building, Project, or Common Areas, and Project management office rental and supplies) and a management fee equal to five percent (5%) of all sources of Landlord’s gross revenue generated at the Project for the calendar year, including, without limitation, Monthly Basic Rent and Operating Expenses. For purposes of this Subparagraph 6(b), if the Project is less than ninety-five percent (95%) occupied, Operating Expenses shall be deemed to have been paid for ninety-five percent (95%) of the Rentable Square Feet in the Project for a full calendar year

(c)           Except only for (i) any interest, points and fees on debts or amortization on any mortgage or mortgages or other debt instrument evidencing indebtedness of Landlord and (ii) costs arising from the payment of any claims against Landlord (for which Tenant is not responsible) secured by judgments or liens against the Premises, this Lease is and shall be construed as a “triple net” lease arrangement, the Basic Monthly Rent shall be completely net to the Landlord, and Tenant shall be directly responsible for and pay Tenant’s Percentage of all Operating Expenses as set forth in clauses (i) through (v), below:

(i)            Beginning with the Commencement Date and on or before the expiration of each one (1) year period thereafter (each, a “Lease Year”), Landlord shall deliver to Tenant an estimate of Tenant’s Percentage of annual Operating Expenses payable in twelve (12) equal monthly installments on the first day of every month as additional rent together with Tenant’s payment of Monthly Basic Rent. Landlord may from time to time during the Lease Year revise Landlord’s estimate of annual Operating Expenses and Tenant’s monthly estimated payments. If after the first Lease Year Landlord has not furnished Tenant with a written estimate for any Lease Year, Tenant shall continue to pay monthly installments of Tenant’s Percentage of Operating Expenses at the rate established for the immediately preceding Lease Year (if applicable), provided that, when a written estimate of Operating Expenses for the current Lease Year is delivered to Tenant, Tenant shall, on or before the next monthly payment date, pay all accrued and unpaid monthly estimates based on the new estimate.

(ii)           On or before May 1 of each Lease Year after the first Lease Year (or as soon thereafter as is practical) Landlord shall deliver to Tenant a statement (the “Statement”) setting out Tenant’s

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Percentage of actual Operating Expenses for the immediately preceding Lease Year. If Tenant’s Percentage of actual Operating Expenses for the previous Lease Year differs from the total estimated monthly payments of Tenant’s Percentage of Operating Expenses made by Tenant for such Lease Year, Tenant shall pay the amount of the deficiency within ten (10) days of receipt of the Statement or Landlord shall credit the difference, as the case may be; in the case of a credit due, Landlord shall credit against Tenant’s next ensuing installment(s) of Monthly Basic Rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the last day of the Term, Landlord shall credit against any payments due from Tenant under this Lease an amount equal to the credit or, if no payments are due, or may become due from Tenant, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Paragraph 6 shall survive the termination of this Lease.

(iii)          If any dispute arises as to the accuracy of Operating Expenses as set forth in the Statement, Tenant shall nevertheless make the payment in accordance with any notice given by Landlord, but Tenant shall have the right, after reasonable notice and at reasonable times, to inspect Landlord’s accounting records at Landlord’s accounting office and, if after such inspection, Tenant still disputes the amount of Operating Expenses owed, Landlord shall immediately refer the matter for prompt certification by Landlord’s certified public accountants, who shall be reasonably acceptable to Tenant, who shall be deemed to be acting as experts and not arbitrators, which certification shall be conclusive and binding on both parties. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such decision shall be made within ten (10) days of such certification. Tenant agrees to pay the cost of such certification unless it is determined that Landlord’s original Statement overstated Operating Expenses by more than five percent (5%).

(iv)          Operating Expenses due from Tenant in any Lease Year which has less than 365 days because the Term expires on other than the last day of that Lease Year shall be prorated on a per-day basis.

(v)           Without limiting the foregoing, including Landlord’s right to adjust the estimate of Operating Expenses from time to time, should Landlord incur any Capital Costs, Landlord shall amortize the Capital Costs over the useful life of the improvement, repair or replacement as such useful life is determined by Landlord in its commercially reasonable judgment at an imputed interest rate of eight percent (8%) per annum.

(d)           Notwithstanding anything to the contrary contained immediately above, as to each specific category of expense which one or more tenants of the Project either pays directly to third parties or actually reimburses Landlord (for example, separately metered utilities, property taxes directly reimbursed to Landlord, etc.) then each such expense which is actually paid or reimbursed shall not be included in “Operating Expenses” for purposes of this Paragraph 6. Tenant’s Percentage for each such category of expense shall be adjusted by excluding from the denominator thereof the Rentable Square Feet of all such tenants paying such category of expense directly to third parties or actually reimbursing same directly to Landlord. Moreover, if Tenant directly pays a third party or actually reimburses Landlord for any such category of expense, each such category of expenses which is paid or actually reimbursed by Tenant shall be excluded from the determination of Operating Expenses for Tenant to the extent such expense (after deduction of that portion paid or directly reimbursed by Tenant) was incurred with respect to space in the Project actually leased to other tenants.

7.             SECURITY DEPOSIT. The Security Deposit designated in Subparagraph 1(h) shall be held by Landlord as security for the faithful performance by Tenant of all of Tenant’s obligations under this Lease. If Tenant breaches any obligation under this Lease, including, without limitation, under provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to help to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Upon any increase in Monthly Basic Rent, Tenant shall, upon written notice from Landlord, deposit with Landlord such additional funds to be added to the security deposit in an amount equal to the proportionate increase in Monthly Basic Rent.

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Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform all of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last permitted assignee of Tenant’s interests under this Lease) at the expiration of the Term, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant-in accordance with Paragraph 6 has been determined and paid in full. If Landlord sells its interest in the Premises during the Term and if Landlord deposits with the purchaser of the Premises the then unappropriated portion of the Security Deposit, Landlord shall be discharged from any further liability with respect to the Security Deposit.

8.             USE.

(a)           Tenant shall use the Premises only for the use set forth in Subparagraph 1(n), and shall not use or permit the Premises to be used for any other purpose without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building or Project or shall be deemed to be a warranty by Landlord that the Premises are suitable for a particular use. Tenant shall not use or occupy the Premises in violation of any present or future applicable law, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any applicable governmental authority to be a violation of law. Tenant shall comply with any direction of any such governmental authority which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Notwithstanding any circumstantial factors judicially developed as a means of allocating the obligation to make alterations to the Premises in order to comply with present or future laws, it is the intention of the parties that such obligations with respect to the Premises are those of the Tenant and are accordingly reflected in rental payments and other consideration under this Lease. Tenant shall comply with all rules, orders, regulations and requirements of such generally recognized fire rating organization(s) as Landlord may specify from time to time. Tenant shall promptly, upon demand, reimburse Landlord for any additional insurance premium charged by reason of Tenant’s failure to comply with the provisions of this Paragraph 8. Tenant shall take all steps required to ensure that neither Tenant nor its contractors or invitees (i) violate any governmental regulations, ordinances, or laws applicable to the Premises, (ii) do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, (iii) use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or (iv) cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all present and future covenants, conditions, and restrictions or other restrictive covenants and obligations, whether or not of record, which affect the use and operation of the Premises, the Building, the Common Areas or the Project, or any portion thereof. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first-class repair and appearance. Tenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Building by Landlord’s architect, with partitions to be considered a part of the live load. Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof. Further, Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building or Project shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load in the Premises.

(b)           Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively, “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. Landlord represents and warrants to Tenant that as of the substantial completion of the Tenant Improvements, the Premises shall be compliant with the ADA. The parties hereby agree that: (a) Tenant shall be responsible for ADA Title III

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compliance in the Premises, triggered by Tenant Alterations in the Premises, (b) Landlord may perform or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Alterations in the Premises, and (c) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of “commercial facility” as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

9.             NOTICES. Any notice, consent, or approval required or permitted to be given under this Lease must be in writing and may be given by personal delivery or by mail, and shall be deemed sufficiently given when actually received by the intended party, whether personally delivered or mailed by registered or certified mail, if to Tenant at the address designated in Subparagraph 1(a) until the commencement of the Term only, and thereafter at the Premises, and if to Landlord at the addresses designated in Subparagraph 1(a). Either party may specify a different address for notice purposes by written notice to the other, except that Landlord may in any event use the Premises as Tenant’s address for notice purposes.

10.           BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except the Broker(s) (named in Subparagraph 1(c)). Tenant agrees to indemnify and defend Landlord from any cost, expense or liability for any compensation, fee, commission or charge claimed by any other party claiming by, through or on behalf of Tenant with respect to this Lease.

11.           HOLDING OVER. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages and liability which Landlord incurs from Tenant’s delay in vacating the Premises, including, without limitation, claims by and liability to any succeeding tenant founded on such delay and any attorneys’ fees and costs. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Premises shall be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Monthly Basic Rent then in effect shall be increased by one hundred percent (100%).

12.           TAXES ON TENANT’S PROPERTY.

(a)           Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

(b)           If the Tenant Improvements in the Premises, whether installed by Landlord or Tenant, or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s Standards (as defined in the Work Letter Agreement) for other space in the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such higher assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Subparagraph 12(a), If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for determining whether the Tenant Improvements are subject to a higher valuation than improvements conforming to Landlord’s Standards, the actual cost of construction shall be used.

(c)           Any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or by any payments to be made by Tenant under this Lease, including, without limitation, any gross

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income tax or excise tax levied by any governmental agency or political subdivision thereof with respect to the receipt of rent or other payments under a lease, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof, shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Subparagraph 12(a).

13.           CONDITION OF PREMISES.

(a)           Except as expressly set forth in this Lease (including construction of the Tenant Improvements in accordance with the terms and conditions of the Work Letter Agreement), Landlord’s lease of the Premises to Tenant shall be on an “AS IS” basis without representations or warranties express or implied, and Tenant’s taking of possession of the Premises shall conclusively establish that the Premises and the Building were in satisfactory condition at the time of that possession (excluding latent defects and those items normally associated with a “punch list”). Tenant accepts that from time to time there may be construction and improvement work by Landlord on other space in the Building and to the Common Areas and other portions of the Project, and that such work may cause intermittent noise, vibrations, or other temporary inconveniences; provided, however, Landlord will take steps reasonably necessary and feasible to minimize inconveniences to Tenant and Tenant’s employees and visitors.

(b)           Landlord warrants to Tenant that the Premises, the Tenant Improvements to be completed pursuant to the Work Letter Agreement, the major building systems serving the Premises including but not limited to the electrical, lighting, plumbing and HVAC, shall be in good working order, for a period of six months from the Commencement Date, and that Tenant will not incur any costs, other than Landlord’s normal and routine maintenance activities, for repair, replacement or modification of the major building systems. Landlord further warrants that the second floor HVAC has adequate capacity to cool and heat the second floor subsequent to the completion of the Tenant Improvements on that floor. If a non-compliance with said warranty exists as of the delivery of possession of Premises to Tenant, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify same at Landlord’s expense. If Tenant does not give Landlord written notice of a non-compliance with this warranty within one hundred eighty (180) days after the Commencement Date, correction of that non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense.

14.           ALTERATIONS.

(a)           Tenant shall make no alterations, additions, repairs or improvements to the Premises (collectively, “Alteration(s)”) except as expressly permitted by this Paragraph 14. Tenant shall have no right to make any Alterations to the structural portions of the Building, which shall include the foundation, floor/ceiling slabs, roof, curtain walls, exterior glass and mullions, columns, beams, shafts, stairs, stairwells, escalators, plazas, artwork, sculptures, washrooms, mechanical, electrical and telephone closets and all Common Areas and public areas and the mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems (collectively, “Building Structure and Systems”).   Landlord’s consent to any other Alteration (i.e., other than to an Alteration to any portion or component of the Building Structure and Systems or that, in Landlord’s sole and absolute discretion, could adversely affect any portion of the Building Structure and Systems) shall not be unreasonably withheld. Notwithstanding the other provisions of this Paragraph 14, Tenant may install normal office decorations (e.g., paintings) in the Premises without obtaining Landlord’s consent.

(b)           Landlord may condition its consent to any type of Alteration (including any Alterations Tenant shall make, or shall cause to be made, under the Work Letter Agreement) on such requirements as Landlord may deem necessary in its subjective, good faith discretion, including without limitation; (i) the manner in which the work is to be done, (ii) the right of approval over the entity which shall perform, or contract to perform, the work (which approval may be withheld if, among other things, that entity is not properly licensed under all applicable laws or if Landlord deems the insurance carried by that entity to be inadequate), (iii) the times during which the work is to be accomplished, (iv) the issuance at Tenant’s sole cost of a performance or labor and material payment

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bond ensuring lien-free completion of the proposed Alterations, (v) delivery to Landlord of preliminary and final sets of plans for the proposed Alterations, or (vi) modification of the proposed Alterations to conform to Landlord’s subjective opinion about the appearance of the proposed Alterations. Tenant shall give Landlord at least ten (10) business days prior written notice of the expected commencement date of any work related to the Premises. Tenant shall be responsible for obtaining all permits required by law for all work done by Tenant under this Lease (including work Tenant performs, or shall cause to be performed, under the Work Letter Agreement) and Tenant warrants that such work shall comply with all applicable governmental laws, codes, or ordinances, including, without limitation, the ADA).

(c)           Upon the expiration or earlier termination of this Lease, (i) all or any part of the Alterations to or in connection with the Premises under the Work Letter Agreement shall become the property of Landlord and remain on and be surrendered with the Premises, and (ii) all or any part of any Alterations to or in connection with the Premises under this Paragraph 14 other than those Alterations performed under the Work Letter Agreement shall, at the option of Landlord, either (a) become the property of Landlord and remain and be surrendered with the Premises, or (b) be removed from the Premises and the Premises restored to their condition immediately before those Alterations were made, all by and at the expense of Tenant.

(d)           All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant (“Tenant’s Effects”) shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term when Tenant is not in default under this Lease. If Tenant fails to remove all of Tenant’s Effects from the Premises upon termination of this Lease, Landlord may, at its option, remove Tenant’s Effects and store Tenant’s Effects without liability to Tenant for loss of Tenant’s Effects. Tenant agrees to pay Landlord upon demand any and all expenses incurred by Landlord in removing Tenant’s Effects, including court costs, attorneys’ fees and storage charges on Tenant’s Effects, for any length of time that Tenant’s Effects shall be in Landlord’s possession. Landlord may, at its option, without notice, sell Tenant’s Effects, or any of the same, at a private sale and without legal process, for such price as Landlord may obtain, and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expenses incident to the removal and sale of Tenant’s Effects. Tenant waives the provisions of California Civil Code sections 1980-1991.

15.           REPAIRS.

(a)           Except as provided in Paragraph 13(b), Tenant shall keep, maintain and preserve the Premises in first-class condition and repair, and shall, when and if needed, at Tenant’s sole cost and expense, make all repairs to the Premises and every part thereof, including, without limitation, the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all non-Standard (as defined in the Work Letter Agreement) plumbing, pipes, electrical wiring, light fixtures and bulbs, switches, furnishings, signs and special items and equipment installed by or at the expense of Tenant. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Tenant and Landlord affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the Building, the Common Areas, or the Project except as specifically set forth in this Lease.

(b)           Anything contained in Paragraph 15(a) to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building and the Building Standard plumbing, heating, ventilating, air conditioning and electrical systems, unless such maintenance and repairs are required in part or in whole by the act, neglect or omission of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant, Except as provided in Paragraph 23, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building, the Premises, the Common Areas, or the Project or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any law,

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statute or ordinance now or hereafter in effect. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly provided under this Lease.

(c)           As between Landlord and Tenant, Landlord is recognized as the owner of all data, telephone, cable, and any fiber optic wiring serving the Premises (collectively, the “Building Cable”) whether installed as of or following the Commencement Date. Tenant shall be responsible for the maintenance of all Building Cable. Tenant’s access to the Common Areas for the purposes of installing and maintaining the Building Cable is conditioned upon Landlord’s approval of Tenant’s service contract and appropriate insurance policies being obtained by the entity installing the Building Cable. Landlord shall not be responsible and shall have no liability for interruption in or failures of telephone or electronic data transmission services. Tenant shall abide by all reasonable, written and nondiscriminatory rules and regulations hereafter promulgated by Landlord regarding access to the Building Cable. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, liabilities, costs and expenses, including, without limitation, actual attorneys’ fees, incurred by Landlord and related to Tenant’s access to or work performed in connection with the Building Cable. Upon the expiration or earlier termination of this Lease, Tenant shall remove all Building Cable unless Landlord requires Tenant to leave all or any portion of such Building Cable in place, in which event, Tenant shall leave such Building Cable clearly labeled with all connectors intact and operable.

(d)           At Landlord’s election as part of Operating Expenses, Landlord may elect from time to time to procure and keep in effect, as part of Operating Expenses, the following maintenance and service contracts: (i) landscaping, (ii) heating, ventilation and air conditioning equipment, (iii) boiler, fired or unfired pressure vessels, (iv) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection systems, (v) roof covering and drain maintenance, (vii) asphalt and parking lot maintenance, and (viii) janitorial service for the Project and the Premises.

16.           LIENS. Tenant shall not permit any mechanics’, materialmens’ or other liens to be filed against any portion of the Building or the Project or against Tenant’s leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest on that sum at (a) the maximum rate permitted by then-existing usury law, if applicable, or (b) if the then- existing usury law is not applicable, one and one-half percent (1-1/2%) per month (“Lease Interest Rate”) from the date of Landlord’s payment.

17.           ENTRY BY LANDLORD. Landlord reserves and shall at all times have the right, with Landlord making commercially reasonable efforts to provide Tenant at least 24 hour notice, to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility, to alter, improve or repair the Premises or any other portion of the Building, without any such act being deemed an eviction of Tenant and without abatement of rent. Landlord shall have the right, but not the obligation, to enter upon the Premises and into the Building for the purpose of performing any obligation on Tenant’s part to be performed following a Tenant default pursuant to Paragraph 25, below, and Tenant shall pay all costs incurred by Landlord at the Lease Interest Rate. Landlord may, in order to carry out all such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises resulting from any entry permitted under this paragraph. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant’s vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency in order to obtain entry to or within the Premises. Any entry to the Premises obtained by Landlord by any means shall not be deemed to be a forcible or unlawful entry into the

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Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant if that entry was caused by the acts or omissions of Tenant, its agents or contractors.

18.           UTILITIES AND SERVICES. Tenant represents that it is familiar with the standards for all utilities servicing the Premises, including, without limitation, the capacity of the feeders to the Building and the risers and wiring installations and standards set forth in attached Exhibit D. Tenant shall contract directly with all utility companies and similar providers for utilities and services to the Premises and pay directly for all such services (which shall include, without limitation, electrical, cable and other electronic data transmission services), and Landlord shall have no obligation to provide any such services. Notwithstanding the foregoing, any installation of utility lines, including, without limitation, Building Cable whether or not through any existing conduits or risers, and any trenching over the Premises to install wiring or cable, whether or not over existing utility easements, shall be considered an alteration to the Building Structure and Systems. Unless directly caused by the gross active negligence or the intentional misconduct of Landlord, the interruption of any utilities or services to the Building shall not result in any liability of Landlord, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure (whether such failure affects HVAC services or otherwise), no eviction of Tenant shall result from such failure, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. Any such interruption shall include, without limitation, failure of services caused by (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord’s reasonable control.

19.           BANKRUPTCY. If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee of Tenant’s property shall be appointed and the order appointing such receiver or trustee shall not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant’s estate or effects for the benefit of creditors (collectively, “Acts of Insolvency”), or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Subparagraph 25(b), and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall immediately surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover, by reason of any such termination, damages equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such damages are greater, equal to or less than the amount of damages otherwise recoverable under the provisions of this Paragraph 19.

20.           INDEMNIFICATION AND EXCULPATION OF LANDLORD.

(a)           Tenant shall indemnify, defend and hold Landlord and its officers, directors, shareholders, agents, employees, and contractors (the “Landlord Parties” or, individually, a “Landlord Party”) harmless from all damages, costs and expenses (including attorneys’ fees), judgments, loss, damage, injury, liability, claims and losses (collectively, “Claims”) arising from Tenant’s use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building, the Common Areas, any portion thereof, or any other part of the Project, Tenant shall further indemnify, defend and hold the Landlord Parties harmless from all Claims arising from any breach or default in the performance of any obligation to be performed by Tenant under this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents, employees, or contractors, and from and against all Claims incurred in, or arising out of, such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against the Landlord Parties or any of them by reason of any such Claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, Tenant, as a material part of the consideration to

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Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the gross active negligence or willful misconduct of the Landlord Parties or any of them or Landlord’s breach of this Lease. Tenant hereby waives all its Claims in respect thereof against Landlord.

(b)           Neither Landlord nor any Landlord Party shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees for any loss, injury or damage to Tenant or to any other person, or to its or their property, including, without limitation, if such loss, injury or damage arises out of or in connection with Landlord’s active or passive negligence except to the extent such loss, injury or damage is caused by the gross active negligence or willful misconduct of Landlord or a Landlord Party in the operation or maintenance of the Premises or the Building. Further, neither Landlord nor any Landlord Party shall be liable (i) for any such damage caused by other tenants or persons in or about the Building; or (ii) for consequential or punitive damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

21.           DAMAGE TO TENANT’S PROPERTY. Subject to the provisions of Paragraph 20, neither Landlord nor any Landlord Party shall be liable for (i) any damage to any property entrusted to employees of the Building, (ii) loss or damage to any property by theft or otherwise, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster or other improvements, steam, gas, electricity, water or rain which may leak from any part of the Building or from any latent defect in the Premises or in the Building or any portion thereof, including, without limitation, from the pipes, appliances or plumbing work in the Building or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever. Except as expressly provided otherwise in this Lease, neither Landlord nor any Landlord Party shall be liable for interference with light or other property rights. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects in the Premises or the Building or in any fixtures or equipment.

22.           TENANT’S INSURANCE.

(a)           Tenant shall, during the Term and any other period of occupancy, at its sole cost and expense, keep in full force the following insurance;

(i)            Standard form property insurance insuring against all-risk perils (“All-Risk”) and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant’s expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures (other than tenant improvements installed by Landlord), and any other personal property, in an amount not less than the full replacement cost thereof. If there is a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also cover direct or indirect loss of Tenant’s earnings attributable to Tenant’s inability to use fully or obtain access to the Premises or Building in an amount which will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

(ii)           Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $2,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property in an occurrence. The policy shall insure the hazards of the Premises and Tenant’s operations thereon, independent contractors, and contractual liability (covering the indemnity contained in Paragraph 20), and shall (1) name Landlord and Landlord’s lender(s) and mortgagee(s) as additional insureds, (2) contain a cross-liability provision, and (3) contain a provision that the insurance provided Landlord under this Subparagraph 22(a)(ii) shall be primary and non-contributing with any other insurance available to Landlord.

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(iii)          Workers’ Compensation and Employer’s Liability insurance as required by state law.

(iv)          Business interruption insurance coverage for all Basic Monthly Rent and Operating Expenses for a period of at least twelve (12) months.

(v)           Any other form or forms of insurance which Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which a prudent tenant would protect itself.

(b)           All policies to be procured by Tenant shall be written in a form satisfactory to Landlord and shall be maintained with insurance companies holding a General Policyholders Rating of “A” and a Financial Rating of “X” or better, as set forth in the most current issue of Best’s Insurance Guide. Within ten (10) days after the execution of this Lease and before occupying the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage without at least thirty (30) days prior written notice to Landlord. Tenant shall, at least ten (10) days before the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 22, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed, and Tenant shall reimburse Landlord such amount at the Lease Interest Rate until paid.

(c)           During the Term, Landlord shall insure the Building (excluding any property which Tenant is obligated to insure under Subparagraphs 22(a)) against damage with All-Risk insurance and public liability insurance, all in such amounts and with such deductibles as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry earthquake insurance, flood insurance, rental interruption insurance, or any other form or forms of insurance as it or Landlord’s mortgagees may determine advisable. Tenant acknowledges that Tenant’s insurance shall in any event provide primary coverage and that it has no right to receive any proceeds from any insurance policies carried by Landlord.

(d)           Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building. If Tenant’s use of the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant Improvements showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

(e)           If any of Landlord’s insurance policies shall be canceled or cancellation shall be threatened or the premium or coverage thereunder changed or threatened to be changed in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such threatened or actual cancellation, or threatened or actual change in coverage or premiums, then, within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable or elects not to remedy such condition, then Landlord shall have all of the remedies for a Tenant default provided for in this Lease.

(f)            All policies of insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the

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insured before the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

23.           DAMAGE OR DESTRUCTION.

(a)           If the Project, Building, or the Premises is damaged by fire or other perils, Landlord shall:

(i)            In the event of total destruction, at Landlord’s option, (x) as soon as reasonably possible after receipt of all insurance proceeds, approval by local authorities of any and all required final building plans and specifications and issuance of all required building permits and licenses, commence repair, reconstruction and restoration of the Project, Building, or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force, or (y) within the later of (a) the date of final insurance adjustment or (b) ninety (90) days after such damage, elect not to so repair, reconstruct or restore the Project, Building, or the Premises, in which latter event this Lease shall be deemed to have terminated as of the date of such total destruction. However, if the time to repair, reconstruct and restore the Project, Building, or Premises, as reasonably determined by Landlord or Landlord’s contractor, is greater than fifty (50%) percent of the time remaining in the Term of the Lease, then the Lease shall be deemed to have terminated as of the date of such total destruction. In any event, Landlord shall give Tenant written notice of its intention within ninety (90) days after the date of total destruction.

(ii)           In the event of a partial destruction of the Project or Building to an extent not exceeding twenty-five percent (25%) of the full insurable value of the Project or Building or the Premises, and if the damage thereto is such that the Project, Building, or the Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of such casualty, and if Landlord has received insurance proceeds sufficient to cover the cost of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Building or Premises and this Lease shall continue in full force (it being understood and agreed that Landlord shall not be required to repair, reconstruct, or restore the other portions of the Project unless Tenant’s use of or access to the Premises will be materially affected by Landlord’s election to not repair, reconstruct or restore the damaged portion of the Project). If (i) such work of repair, reconstruction and restoration shall require a period longer than ninety (90) days after the date of the casualty or exceeds twenty-five percent (25%) of the full insurable value of the Building, (ii) such partial destruction is not insured, or (iii) insurance proceeds will not be sufficient to cover the entire cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force or Landlord may elect not to repair, reconstruct or restore and the Lease shall be deemed to have terminated as of the date of such partial destruction. Under any of the conditions of this Subparagraph 23(a)(ii), Landlord shall give written notice to Tenant of its intention within the later of (a) the date of final insurance adjustment or (b) ninety (90) days after the date of partial destruction of the Project, Building, or Premises.

(b)           Except as provided otherwise in this Lease, upon any termination of this Lease under any of the provisions of this Paragraph 23, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have previously accrued and are then unpaid.

(c)           In the event of repair, reconstruction or restoration by Landlord as provided in this Paragraph 23, the rent payable under this Lease shall be abated proportionately to the degree to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of the negligence or intentional wrongdoing of Tenant or its agents, employees, contractors or invitees. Tenant shall not be entitled to any compensation or damages for (i) loss in the use of the whole or any part of the Premises or (ii) any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

(d)           Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 23. Notwithstanding anything to the contrary

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contained in this Paragraph 23, if Landlord is delayed or prevented from repairing or restoring the damaged Premises more than one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord, at its option, may terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of the one-year period.

(e)           If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building or the Premises which were originally provided at Landlord’s expense including all Tenant Improvements as contained in the Work Letter Agreement, and the repair and restoration of items, excluding the Tenant Improvements as contained in the Work Letter Agreement, not provided at Landlord’s expense shall be the obligation of Tenant.

(f)            Notwithstanding anything to the contrary contained in this Paragraph 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 23 occurs during the last twelve (12) months of the Term. In the event Landlord elects not to repair any such damage or destruction occurring during the last twelve (12) months of the Term, then this Lease and the parties’ respective obligations hereunder (other than those that by their nature survive Lease termination) shall terminate.

(g)           The provisions of Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, which permit termination of a lease upon destruction of the leased premises, are hereby waived by Tenant, and the provisions of this Lease shall govern in case of such destruction. Except as provided otherwise in this Lease, Tenant shall not be released from any of its obligations under this Lease, the rent and other expenses payable by Tenant under this Lease shall not abate, and Landlord shall have no liability to Tenant for any damage or destruction to the Premises or the Building or any inconvenience or injury to Tenant by reason of any maintenance, repairs, alterations, decoration, additions or improvements to the Premises, Building, or Project.

24.           EMINENT DOMAIN.

(a)           If all of the Project, Building, or Premises, or such part thereof as shall materially and adversely interfere with Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority. In addition, if such part of the Project as shall, in Landlord’s sole discretion, materially affect the continuing viability of the Project as an industrial project shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, the Landlord shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If the amount of property or the type of estate taken does not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition before the partial taking to the extent Landlord receives condemnation proceeds (with any deficiency to be paid by Tenant as a condition to Landlord’s obligation to restore). Notwithstanding the foregoing, Tenant shall have the right to proceed against the condemning authority for any damages, including rent paid to Landlord, during the time Tenant is deprived of the use of the Premises on account of such taking and restoration, and nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant. Rent during any such taking and restoration shall abate only to the proportionate extent of Tenant’s inability to use the Premises.

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(b)           In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate except to the proportionate extent of Tenant’s inability to use the Premises, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Subparagraph 14(c) with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 24(b), a temporary taking shall be defined as a taking for a period of 270 days or less. Tenant expressly waives the benefits of any statute now or hereafter in effect which would permit Tenant to terminate or seek termination of this Lease in the event of condemnation, including, without limitation, California Code of Civil Procedure sections 1265.110, 1265.120, and 1265.130.

25.           DEFAULTS AND REMEDIES.

(a)           The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(i)            Abandonment of the Premises by Tenant. Notwithstanding the provisions of Civil Code Section 1951.3, “abandonment” means any absence by Tenant from the Premises for seven (7) days or longer while in default of any provision of this Lease.

(ii)           The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant under this Lease, as and when due, provided that Tenant may cure such default by making such payment to Landlord within three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Code of Civil Procedure Section 1161 regarding unlawful detainer actions.

(iii)          The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraphs 25(a)(i) or (ii), provided that Tenant may cure such default by curing such failure within ten (10) business days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under Code of Civil Procedure Section 1161 regarding unlawful detainer actions. If the nature of Tenant’s default is such that it is reasonably capable of being cured but more than ten (10) days are required for its cure, then Tenant shall be deemed to have cured such default if Tenant shall commence such cure within the ten (10) day period and thereafter diligently prosecutes such cure to completion, provided further that such completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

(iv)          (1) Acts of Insolvency; or (2) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, provided that such default shall be deemed to be cured where such seizure is discharged within thirty (30) days.

(v)           The death, incapacity or Act of Insolvency of any Guarantor (as defined in Paragraph 56 below) or the termination, cancellation or anticipatory breach or repudiation in whole or in part of any Guaranty (as also defined in Paragraph 56, below).

(vi)          The discovery by Landlord that any financial statement given to Landlord by Tenant, or its successor in interest, or by any Transferee (defined below) or sublessee pursuant to a Transfer or sublease, or by any Guarantor, is materially false.

(vii)         Any breach or repudiation by any Guarantor of the provisions of, or obligations of such Guarantor under, any guaranty of this Lease.

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(b)           If any such default by Tenant occurs, in addition to any other remedies now or later available to Landlord at law or in equity, Landlord can terminate Tenant’s right to possession of the Premises and terminate this Lease and all rights of Tenant under this Lease. No act by Landlord other than giving notice thereof to Tenant shall terminate this Lease, Upon termination, Landlord may recover from Tenant:

(i)            the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(ii)           the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)          the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)          any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subparagraphs 25(b)(i) and (ii), the “worth at the time of award” is computed by allowing interest at the Lease Interest Rate. As used in Subparagraph 25(b)(iii), the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c)           If any such default by Tenant occurs, Landlord may utilize the remedy described in California Civil Code Section 1951.4 (which says landlord may continue the lease in effect after a tenant’s breach and abandonment and recover rent as it becomes due, if tenant has the right to sublet or assign subject to reasonable limitations).

(d)           If an abandonment of the Premises by Tenant occurs or if Landlord elects to reenter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for the Term on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

If Landlord elects to so relet, then rentals received by Landlord from that reletting shall be applied: first, to the payment of any indebtedness other than rent due under this Lease from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid under this Lease; and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable under this Lease. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent under this Lease, be less than the rent payable during that month by Tenant under this Lease, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e)           All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. Without limitation, Tenant acknowledges that Tenant’s failure to timely comply with the requirements of Paragraphs 27, 28, 50 and 51 may result in a lender refusing to loan Landlord funds or a buyer

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refusing to purchase the Building on favorable terms (or at all), causing Landlord substantial monetary damages. No waiver of any default of Tenant under this Lease shall be implied from any acceptance by Landlord of any rent or other payments due under this Lease (whether that acceptance occurs before or after (i) a default has occurred or (ii) a three-day or other notice of default has been given) or from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in the waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

(f)            Landlord shall be in default in the performance of any obligation required to be performed by Landlord under the Lease if Landlord has failed to perform such obligation within thirty (30) days after actual receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for Landlord’s performance, Landlord shall not be deemed in default if Landlord commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord, Tenant may exercise any of its rights provided at law for a default by a landlord under a commercial lease; provided, however, in no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to damages and/or injunctive relief.

(g)           If this Lease provides for postponement or suspension of monthly rental payments or for one or more periods of “free” rent or other rent concessions (collectively, “Abated Rent”), Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Term only if Tenant has (i) occupied all or substantially all of the Premises for the entire Term, and (ii) fully, faithfully and punctually performed all of Tenant’s obligations, including without limitation the payment of all rent (other than the Abated Rent) and all other monetary obligations, and has surrendered the Premises in the condition required by this Lease. Upon the occurrence of a Tenant default (as set forth in this Paragraph 25), the Abated Rent shall immediately become due and payable in full, and the Lease shall be enforced as if there were no Abated Rent or other rent concession. In such case, Abated Rent shall be calculated based on the full initial rent payable under the Lease.

(h)           Landlord and Tenant waive all rights to a jury trial and agree that any action or proceeding arising out of this Lease shall be heard by a court sitting without a jury.

LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE STATE OF CALIFORNIA. EACH PARTY EXPRESSLY AND KNOWINGLY WAIVES AND RELEASES ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM FOR INJURY OR DAMAGE.

26.           ASSIGNMENT AND SUBLETTING.

(a)           Tenant shall not assign, encumber, or otherwise transfer (collectively, “Transfer”) all or any part of its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, as set forth below. Any Transfer or sublease without Landlord’s prior written consent shall be voidable at Landlord’s election and shall constitute a default. Notwithstanding the foregoing, Tenant may sublease, but not Transfer its interest in this Lease, to any person or entity that subleases less than ten (10%) percent of the Premises without first obtaining Landlord’s written consent as contained herein. However, Tenant shall not be entitled to sublease, in aggregate, more than the ten (10%) percent to any multiple persons or entities, without first obtaining Landlord’s written consent as contained herein.

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(b)           If Tenant is a partnership or a limited liability company, a withdrawal or change, in one or more transactions, of partners or members owning in the aggregate a fifty percent (50%) or more interest in the profits of the partnership or limited liability company, or any transaction or event which results in a change in control of the partnership or limited liability company, or if Tenant is a corporation, any change or transfer in the aggregate of fifty percent (50%) or more of its voting stock or beneficial interest to a single entity or a group of affiliated entities, whether in one or more transactions, shall constitute a Transfer and shall be subject to these provisions. If Tenant is a corporation, partnership, or limited liability company a sale, encumbrance or other transfer of fifty percent (50%) or more of its assets in the aggregate, in one or more transactions, shall also be a Transfer under this Lease and in addition shall be void as to Landlord without Landlord’s prior written consent. No consent to a Transfer or sublease shall constitute a future waiver of the provisions of this Paragraph 26.

(c)           Tenant shall notify Landlord in writing of Tenant’s intent to Transfer or sublease all or part of this Lease or the Premises, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and all the terms of the proposed Transfer or subletting; within thirty (30) days after receipt of all such information and all additional information requested by Landlord concerning the proposed Transfer or sublease, Landlord shall elect by notice to Tenant (“Landlord’s Election”) to do one of the following: (a) consent to such proposed Transfer or sublease; (b) refuse such consent, which refusal shall be on reasonable grounds; or, (c) effective within sixty (60) days after the date Landlord gives its notice, terminate this Lease, or in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet. However, if within thirty (30) days after Landlord gives Landlord’s Election of the alternative in clause “(C)” Landlord receives written notice from Tenant that Tenant has rescinded its proposed Transfer or sublease, this Lease shall continue in effect.

(d)           Each request for consent to a Transfer or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee including, but not limited to, the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the Monthly Basic Rent applicable to the portion of the Premises which is the subject of the proposed Transfer or sublease, whichever is greater, as reasonable consideration for Landlord’s considering and processing the request for consent. Such fee shall be applicable to Landlord’s processing fees and attorney’s fees pursuant to subparagraph (f) below.

As conditions to granting its consent to any Transfer or sublease, Landlord may require:

(i)            delivery to and approval by Landlord of a true copy of the fully executed instrument of Transfer or sublease, and the delivery to Landlord of an agreement executed by the transferee or sublessee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the transferee or sublessee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant under this Lease;

(ii)           that any sublease provide that it is subject and subordinate to this Lease and to all mortgages, that Landlord may enforce the provisions of the sublease, including collection of rent, and that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (x) terminate the sublease or (y) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which latter case such sublessee shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord’s written consent, or by any previous prepayment by sublessee of any rent or other payments.

(e)           Landlord shall have the right to approve or disapprove any proposed assignee or subtenant. In exercising such right of approval or disapproval, Landlord shall be entitled to take into account any

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fact or factor which Landlord reasonably deems relevant to such decision, including but not necessarily limited to the following, all of which are agreed to be reasonable factors for Landlord’s consideration:

(i)            The financial strength of the proposed assignee or subtenant, including the adequacy of its working capital to pay all expenses anticipated in connection with any proposed remodeling of the Premises.

(ii)           The proposed use of the Premises by such proposed assignee or subtenant and the compatibility of such proposed use within the quality and nature of the other uses in the Project.

(iii)          Any violation which the proposed use by such proposed assignee or subtenant would cause of any other rights granted by Landlord to other tenants of the Project.

(iv)          Any adverse impact of the proposed use of the Premises by such proposed assignee or subtenant upon the parking or other services provided for Project tenants generally.

(v)           Whether there then exists any default by Tenant pursuant to this Lease or any non-payment or non-performance by Tenant under this Lease which, with the passage of time or the giving of notice, would constitute a default under this Lease.

(vi)          The business reputation, character, history and nature of the business of the proposed assignee or subtenant.

(vii)         Whether the proposed assignee or subtenant is a tenant or existing subtenant, or is an affiliate of or associated with any tenant or existing subtenant of the Project or is a person with whom Landlord has negotiated for space in the Project during the twelve (12) month period ending with the date Landlord receives notice of such proposed assignment or subletting.

(viii)        Whether the proposed assignee or subtenant is a governmental entity or agency.

Moreover, Landlord shall be entitled to be reasonably satisfied that each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease is not impaired or diminished by such assignment or subletting. Landlord and Tenant acknowledge that the express standards and provisions set forth in this Lease dealing with assignment and subletting, including those set forth in this subparagraph (d) have been freely negotiated and are reasonable at the date hereof taking into account Tenant’s proposed use of the Premises and the nature and quality of the Building and Project. No withholding of consent by Landlord for any reason deemed sufficient by Landlord shall give rise to any claim by Tenant or any proposed assignee or subtenant or entitle Tenant to terminate this Lease, to recover contract damages or to any abatement of rent. In this connection, Tenant hereby expressly waives its rights under California Civil Code Section 1995.310.

(f)            Whether or not Landlord shall consent to a Transfer or sublease under the provisions of this Paragraph 26, (i) Tenant shall pay Landlord’s processing fees and attorneys’ fees incurred in determining whether or not to so consent, of which such costs and fees shall not exceed Two Thousand Five Hundred Dollars ($2500.00) in total, per occurrence, and (ii) Tenant shall not be relieved of any responsibility under this Lease without Landlord’s express written release, which Landlord may grant or withhold in its sole, subjective discretion. If Landlord shall consent to any Transfer, Tenant shall pay to Landlord, as additional rent, one hundred percent (100%) of all net sums or other consideration payable to and for the benefit of Tenant by the transferee on account of the Transfer, as and when such sums and other consideration are due and payable to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant’s liability for the same, Tenant shall instruct the transferee to pay such sums and other consideration directly to Landlord). If in connection with any proposed sublease Tenant receives net sums or other consideration, either initially or over the term of the sublease, in excess of the rent called for under this Lease or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for under this

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Lease are taken into account, Tenant shall pay to Landlord as additional rent one hundred percent (100%) of the net sums or other consideration received by Tenant promptly after its receipt. As used in this paragraph, “net sums or other consideration” shall include without limitation the then fair value of any non-cash consideration and shall be calculated after first deducting reasonable costs incurred by Tenant in connection with the Transfer or sublease, including without limitation commissions payable to a broker not affiliated with Tenant, space modification costs in connection with the Transfer or sublease, reasonable legal costs, free rent concessions to the transferee or sublessee, and lease take-over costs. Landlord’s waiver of or consent to any Transfer or subletting shall not relieve Tenant or any transferee or sublessee from any obligation under this Lease whether or not accrued.

27.           SUBORDINATION. Unless Landlord or any beneficiary or mortgagee with a lien on the Building or any ground lessor with respect to the Building elects otherwise as provided below in this Paragraph 27, this Lease shall be subject and subordinate at all times to the following without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination:

(a)           the lien and provisions of any mortgage, deed of trust, or declaration of covenants, conditions and restrictions which may now exist or hereafter be executed by which the Building, Project, any ground lease, or Landlord’s interest or estate in any of those items, is encumbered; and

(b)           all ground leases which may now exist or hereafter be executed affecting the Building.

Landlord, any such beneficiary or mortgagee, or any such ground lessor, shall at any time have the right to elect to subordinate or cause to be subordinated to this Lease any such liens and provisions or ground lease. Any election under this Paragraph 27 may be made by giving notice thereof to Tenant at least sixty (60) days before the election is to become effective. If any ground lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the election of any successor-in-interest to Landlord and regardless of any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord. Tenant waives any right to declare this Lease terminated or otherwise ineffectual because of any such foreclosure, conveyance or ground lease termination. Tenant shall execute and deliver, upon demand by Landlord and in the form and content requested by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant’s obligation to attorn to and become the Tenant of any successor-in-interest to Landlord as provided for under this Paragraph 27. Tenant’s failure to sign and return any such documents within ten (10) days of request shall constitute a material default by Tenant under this Lease and Landlord may, at Landlord’s option, terminate the Lease provided written notice of such termination (which shall be in lieu of and not in addition to the notice and cure period otherwise provided for under Subparagraph 25(a)(iii)) is received by Tenant prior to Landlord’s receipt of such documents. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

28.           ESTOPPEL CERTIFICATE.

(a)           Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a “Tenant Estoppel Certificate”, in a form substantially similar to the form of attached Exhibit E or in any other form reasonably required by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

(b)           Tenant’s failure to deliver such Tenant Estoppel Certificate within such time shall be conclusive upon Tenant (i) that this Lease is in full force, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rental has been paid in advance. Tenant’s failure to deliver the Tenant Estoppel Certificate to Landlord within ten (10) days of receipt shall constitute a material default under this Lease and Landlord may, at Landlord’s option, terminate the Lease, provided written notice of such termination (which shall be in lieu of and not in addition to the notice and cure period otherwise provided for under Subparagraph 25(a)(iii)) is received by Tenant prior to Landlord’s receipt of the Tenant Estoppel Certificate.

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29.           HAZARDOUS MATERIALS.

(a)           As used in this Lease, the following words or phrases shall have the following meanings:

(i)            “Agents” means Tenant’s partners, officers, directors, shareholders, employees, agents, contractors and any other third parties entering upon the Project at the request or invitation of Tenant.

(ii)           “Claims” means claims, liabilities, losses, actions, environmental suits, causes of action, legal or administrative proceedings, damages, fines, penalties, loss of rents, liens, judgments, costs and expenses (including, without limitation, attorneys’ fees and costs of defense, and consultants’, engineers’ and other professionals’ fees and costs).

(iii)          “Hazardous” means: (a) hazardous; (b) toxic; (c) reactive; (d) corrosive; (e) ignitable; (f) carcinogenic; (g) reproductive toxic; (h) any other attribute of a Substance now or in the future referred to in, or regulated by, any Hazardous Materials Laws; and (i) potentially injurious to health, safety or welfare, the environment, the Premises, the Building, the Project, or any portion thereof.

(iv)          “Hazardous Materials” means any: (a) Substance which is Hazardous, regardless of whether that Substance is Hazardous by itself or in combination with any other Substance; (b) Substance which is regulated by any Hazardous Material Laws; (c) asbestos and asbestos-containing materials; (d) urea formaldehyde; (e) radioactive substance; (f) flammable explosives; (g) petroleum, including crude oil or any fraction thereof; (h) polychlorinated biphenyls; and (i) “hazardous substances,” “hazardous substances,” “hazardous materials” or “hazardous wastes” under any Hazardous Materials Laws.

(v)           “Hazardous Materials Laws” means: (a) any existing or future federal, state or local law, ordinance, regulation or code which protects health, safety or welfare, or the environment; (b) any existing or future administrative or legal decision interpreting any such law, ordinance, regulation or code; and (c) any common law theory which may result in Claims against Landlord, the Premises or any portion thereof.

(vi)          “Permits” means any permit, authorization, license or approval required by any applicable governmental agency.

(vii)         “Premises” for purposes of this Paragraph 29 only, shall mean the Premises, the air about the Premises and the soil, surface water and ground water under the surface of the Project.

(viii)        “Substance” means any substance, material, product, chemical, waste, contaminant or pollutant.

(ix)           “Use” means use, generate, manufacture, produce, store, release or discharge.

(b)           (i)            Without limiting the generality of Paragraph 8 of this Lease, and except as provided in Paragraphs 29(b)(ii) and 29(b)(iii), Tenant covenants and agrees that Tenant and its Agents shall not bring into, maintain upon, engage in any activity involving the Use of, or Use in or about the Project, or transport to or from the Project, any Hazardous Materials. Notwithstanding the provisions of Paragraphs 29(b)(ii) or 29(b)(iii), in no event shall Tenant or its Agents release or dispose of any Hazardous Materials in, on, under or about the Project.

(ii)           Notwithstanding the provisions of Paragraph 29(b)(i), if Tenant or its Agents proposes to Use any Hazardous Materials, or to install or operate any equipment which will or may Use Hazardous Materials (“Equipment”), then Tenant shall first obtain Landlord’s prior written consent, which consent may be given or withheld by Landlord in its subjective, good faith judgment, within thirty (30) days of Landlord’s receipt of the last of documents or information requested by Landlord as set forth in this Paragraph. Tenant’s failure to receive Landlord’s consent within such thirty (30) day period shall be conclusively deemed Landlord’s withholding of

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consent. Tenant’s request for Landlord’s consent shall include the following documents or information: (a) a Hazardous Materials list pursuant to Paragraph 29(c) regarding the Hazardous Materials Tenant proposes to Use or Equipment Tenant proposes to install and operate; (b) reasonably satisfactory evidence that Tenant has obtained all necessary Permits to Use those Hazardous Materials or to install and operate the proposed Equipment; (c) reasonably satisfactory evidence that Tenant’s Use of the Hazardous Materials or installation and operation of the Equipment shall comply with all applicable Hazardous Materials Laws, Tenant’s permitted use under this Lease and all restrictive covenants encumbering the Project; (d) reasonably satisfactory evidence of Tenant’s financial capability and responsibility for potential Claims associated with the Use of the Hazardous Materials or installation and operation of the Equipment; and (e) such other documents or information as Landlord may reasonably request. Landlord may, at its option, condition its consent upon any terms that Landlord, in its subjective, good faith judgment, deems necessary to protect itself, the public and the Project against potential problems, Claims arising out of Tenant’s Use of Hazardous Materials or installation and operation of Equipment including, without limitation, (i) changes in the insurance provisions of the Lease, (ii) installation of equipment, fixtures or personal property or alteration of the Premises (all at Tenant’s sole cost) to minimize the likelihood of a violation of Hazardous Materials Laws as a result of Tenant’s Use of the Hazardous Materials or installation and operation of Equipment, or (iii) increasing the amount of the security deposit. Neither Landlord’s consent nor Tenant’s obtaining any Permits shall relieve Tenant of any of its obligations pursuant to this Paragraph 29. Landlord’s granting of consent to one request to Use Hazardous Materials or install and operate Equipment shall not be deemed Landlord’s consent to any other such request. If Landlord grants its consent to Tenant’s request, no subtenant, assignee or successor of Tenant shall have the right to Use those Hazardous Materials or install or operate that Equipment without again complying with the provisions of this Paragraph 29(b)(ii).

(iii)          Notwithstanding the provisions of Paragraphs 29(b)(i) and 29(b)(ii), Tenant may Use any Substance typically found or used in applications of the type permitted by this Lease so long as: (a) any such Substance is typically found only in such quantity as is reasonably necessary for Tenant’s permitted use under Paragraph 8 of this Lease; (b) any such Substance and all equipment necessary in connection with the Substance are Used strictly in accordance with the manufacturers’ instructions therefor; (c) no such Substance is released or disposed of in or about the Project; (d) any such Substance and all equipment necessary in connection with the Substance are removed from the Project and transported for Use or disposal by Tenant in compliance with any applicable Hazardous Materials Laws upon the expiration or earlier termination of this Lease; and (e) Tenant and its Agents comply with all applicable Hazardous Materials Laws.

(iv)          Tenant shall not use or install in or about the Premises any asbestos or asbestos-containing materials.

(c)           Tenant shall deliver to Landlord, within thirty (30) days after Tenant’s receipt of Landlord’s written request, a written list identifying any Hazardous Materials that Tenant or its Agents then Uses or has Used within the last twelve (12) month period in the Project. Each such list shall state: (i) the use or purpose of each such Hazardous Material; (ii) the approximate quantity of each such Hazardous Material Used by Tenant; (iii) such other information as Landlord may reasonably require; and (iv) Tenant’s written certification that neither Tenant nor its Agents have released, discharged or disposed of any Hazardous Materials in or about the Project, or transported any Hazardous Materials to or from the Project, in violation of any applicable Hazardous Materials Laws. Landlord shall not request Tenant to deliver a Hazardous Materials list more often than once during each twelve (12) month period, unless Landlord reasonably believes that Tenant or its Agents have violated the provisions of this Paragraph 29 (in which case (a) Landlord may request such lists as often as Landlord determines is necessary until such violation is cured, and (b) Tenant shall provide such lists within ten (10) days of each of Landlord’s requests, or if an emergency exists, such lists shall be immediately provided).

(d)           Tenant shall furnish to Landlord copies of all notices, claims, reports, complaints, warnings, asserted violations, documents or other communications received or delivered by Tenant, as soon as possible and in any event within five (5) days of such receipt or delivery, with respect to any actual or alleged Use, disposal or transportation of Hazardous Materials in or about the Premises, the Building or the Project, Whether or not Tenant receives any such notice, claim, report, complaint, warning, asserted violation, document or

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communication, Tenant shall immediately notify Landlord, orally and in writing, if Tenant or any of its Agents knows or has reasonable cause to believe that any Hazardous Materials, or a condition involving or resulting from the same, is present, in Use, has been disposed of, or transported to or from the Premises, the Building or the Project other than as previously consented to by Landlord in strict accordance with Paragraph 29(b).

(e)           Tenant acknowledges that it, and not Landlord, is in possession and control of the Premises for purposes of all reporting requirements under any Hazardous Materials Laws. If Tenant or its Agents violate any provision of this Paragraph 29, then Tenant shall immediately notify Landlord in writing and shall be obligated, at Tenant’s sole cost, to abate, remediate, clean-up or remove from the Project, and dispose of, all in compliance with all applicable Hazardous Materials Laws, all Hazardous Materials Used by Tenant or its Agents. Such work shall include, but not be limited to, all testing and investigation required by Landlord, Landlord’s lender or ground lessor, if any, and any governmental authorities having jurisdiction, and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such work shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. If at any time Landlord determines that Tenant is not complying with the provisions of this Paragraph 29(e), then Landlord may, without prejudicing, limiting, releasing or waiving Landlord’s rights under this Paragraph 29, separately undertake such work, and Tenant shall reimburse all costs incurred by Landlord upon demand.

(f)            Landlord’s right of entry pursuant to Paragraph 17 shall include the right to enter and inspect the Premises, and the right to inspect Tenant’s books and records, to verify Tenant’s compliance with, or violations of, the provisions of this Paragraph 29. Furthermore, Landlord may conduct such investigations and tests as Landlord or Landlord’s lender or ground lessor may require. If Landlord determines that Tenant has violated the provisions of this Paragraph 29, or if any applicable governmental agency requires any such inspection, investigation or testing, then Tenant, in addition to its other obligations set forth in this Paragraph 29, shall immediately reimburse Landlord for all costs incurred therewith.

(g)           (i)            Tenant shall indemnify, protect, defend (with legal counsel acceptable to Landlord in its subjective, good faith judgment) and hold harmless Landlord, its partners and its and their respective successors, assigns, partners, directors, officers, shareholders, employees, agents, lenders, ground lessors and attorneys, and the Project, from and against any and all Claims incurred by such indemnified persons, or any of them, in connection with, or as the result of: (a) the presence, Use or disposal of any Hazardous Materials into or about the Project, or the transportation of any Hazardous Materials to or from the Project, by Tenant or its Agents; (b) any injury to or death of persons or damage to or destruction of property resulting from the presence, Use or disposal of any Hazardous Materials into or about the Project, or the transportation of any Hazardous Materials to or from the Project, by Tenant or its Agents; (c) any violation of any Hazardous Materials Laws by Tenant or Tenant’s Agents; and (d) any failure of Tenant or its Agents to observe the provisions of this Paragraph 29. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary testing, investigation, studies, reports, repair, clean-up, detoxification or decontamination of the Project, and the preparation and implementation of any closure, removal, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease. For purposes of these indemnity provisions, any acts or omissions of Tenant, its assignees, sublessees, Agents or others acting for or on behalf of Tenant (regardless of whether they are negligent, intentional, willful, or unlawful) shall be strictly attributable to Tenant.

(ii)           If at any time after the initiation of any suit, action, investigation or other proceeding which could create a right of indemnification under Paragraph 29(g)(i) Landlord determines that Tenant is not complying with the provisions of Paragraph 29(g)(i), then Landlord may, without prejudicing, limiting, releasing or waiving the right of indemnification provided herein, separately defend or retain separate counsel to represent and control the defense as to Landlord’s interest in such suit, action, investigation or other proceeding. Tenant shall pay all costs of Landlord’s separate defense or counsel upon demand.

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(h)           Upon any violation of the provisions of this Paragraph 29, Landlord shall be entitled to exercise any or all remedies available to a landlord against a defaulting tenant including, but not limited to, those set forth in Paragraph 25.

(i)            By its signature to this Lease, Tenant confirms that: (i) Landlord has not made any representation or warranty regarding the environmental condition of the Premises, the Building or the Project; and (ii) Tenant has conducted its own examination of the Premises, the Building and the Project with respect to Hazardous Materials and accepts the same “AS IS”.

(j)            No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Paragraph 29 unless specifically agreed to by Landlord in writing at the time of such agreement.

(k)           Tenant’s covenants and obligations under this Paragraph 29 shall also apply to any assignee or sublessee of Tenant, and to any such assignee’s or sublessee’s partners, officers, directors, shareholders, employees, agents, contractors and any other third parties entering upon the Project at the request or invitation of such assignee or sublessee.

30.           RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the “Rules and Regulations” attached hereto as Exhibit F, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Building or Project of any of the Rules and Regulations.

31.           CONFLICT OF LAWS. This Lease shall be governed by and construed pursuant to the laws of the State of California.

32.           SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties to this Lease and their respective heirs, personal representatives, successors and assigns.

33.           SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all Tenant Improvements, alterations and additions to the Premises, broom clean the Premises, leave the Premises in good order, repair and condition (including the due completion by that expiration or termination of all repairs which Tenant is responsible for making under this Lease), reasonable wear and tear excepted, and comply with the provisions of Paragraph 14(c). The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

34.           ATTORNEYS’ FEES. If any legal proceeding arises in connection with this Lease, in addition to any other remedy at law or in equity sought or obtained by the prevailing party, the losing party shall pay the reasonable legal and other fees and all costs of the prevailing party incurred in connection with those proceedings.

35.           PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant shall fail to perform any other act on its part to be performed under this Lease, Landlord may, without waiving or releasing Tenant from Tenant’s obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord together with interest thereon at the Lease Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Landlord shall have (in

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addition to any other right or remedy of Landlord) all rights and remedies in the event of the nonpayment thereof by Tenant as are set forth in Paragraph 25.

36.           MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

37.           DEFINITION OF LANDLORD. The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Building or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord (and in case of any subsequent transfers or conveyances, the then-grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. The transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord under this Lease during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease. With respect to any indemnity by Tenant of Landlord under this Lease, “Landlord” shall include, and the indemnity shall run to, Landlord and its respective partners, affiliates, shareholders, directors, officers, agents, lenders, employees, partners, successors and assigns.

38.           WAIVER. The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained in this Lease, nor shall any custom or practice to which the parties may have adhered in the administration of the terms of this Lease be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of rent under this Lease by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the sum then due shall be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy available to Landlord.

39.           IDENTIFICATION OF TENANT. If more than one person signs this Lease as Tenant, the act of or notice from, or notice or refund to, or the signature of, any one or more of them with respect to this Lease shall be binding upon Tenant.

40.           PARKING. Unless Tenant is in default under this Lease, Tenant shall be entitled to use the number of vehicle parking spaces designated in Subparagraph 1(g). Tenant’s use of its vehicle parking spaces shall be free for the Term of the Lease. Neither Tenant nor its employees or invitees shall use more parking spaces than designated in Subparagraph 1(g). If Landlord determines in its sole discretion that it is necessary for orderly and efficient parking, all or any portion of any unreserved or unassigned parking spaces may be assigned to, made available to or reserved by Landlord for other tenants or users of the Building. If Landlord has not assigned specific spaces to Tenant, neither Tenant nor its employees shall use any spaces which have been so specifically assigned by Landlord to other tenants or for other uses such as visitor parking or which have been designated by Landlord or governmental entities as being restricted to certain uses.

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(a)           Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, contractors, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

(b)           If Tenant permits or allows any of the prohibited activities described in this Paragraph 40, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove, tow away, or impound the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord with interest thereon at the Lease Interest Rate from the date Landlord incurs that cost.

(c)           Intentionally deleted.

(d)           The use by Tenant, its employees and invitees, of the parking facilities of the Building shall be on the additional terms and conditions set forth in attached Exhibit G, and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established.

41.           FORCE MAJEURE. Landlord shall have no liability whatsoever to Tenant on account of (a) the inability of Landlord to fulfill, or delay in fulfilling, any of Landlord’s obligations under this Lease, the Work Letter Agreement, or any other Lease attachment by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, governmental permitting, or any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond Landlord’s reasonable control. If this Lease or any Exhibit, Rider or Work Letter Agreement specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord’s performance caused by any of the events of force majeure described above.

42.           TERMS, HEADINGS AND CONSTRUCTION. The title and paragraph headings are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. “Or” is not exclusive. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Lease. This Lease shall be strictly construed neither against Landlord nor Tenant.

43.           TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including specifically and without limitation, Tenant’s obligation to make any payments, give any notices and timely perform under the Work Letter Agreement.

44.           PRIOR AGREEMENT; AMENDMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. No provisions of this Lease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors-in-interest. No other provision of this Lease shall modify the effect of this paragraph.

45.           SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease, and such other provisions shall remain in full force.

46.           RECORDING. Neither this Lease nor a short form memorandum of this Lease shall be recorded.

47.           LIMITATION ON LIABILITY AND TIME. In consideration of the benefits accruing under this Lease, Tenant and all successors and assigns agree that, in the event of any actual or alleged failure, breach or default under this Lease by Landlord: (a) the sole and exclusive remedy shall be against the Landlord’s interest in

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the Building; (b) no partner of Landlord shall be named as a party in any suit or proceeding (except as may be necessary to secure jurisdiction of the partnership, if applicable); (c) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner of Landlord (if applicable); (e) no writ of execution will ever be levied against the assets of any partner of Landlord; (f) the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) any claim, defense, or other right of Tenant arising in connection with this Lease or negotiations before this Lease was signed shall be barred unless Tenant files an action or interposes a defense based thereon within one hundred eighty (180) days after the date of the alleged event on which Tenant is basing its claim, defense or right. In the event of a breach or default by Landlord under this Lease, in no event shall Tenant have the right to terminate this Lease as a result of such breach or default, and Tenant’s remedies (subject to the provisions of this Paragraph 47) shall be limited to damages and/or an injunction.

48.           TRAFFIC IMPACT. Tenant agrees that Tenant and its employees, invitees, and contractors shall comply with the provisions of Exhibit G (Traffic and Parking Rules and Regulations).

49.           SUBSTITUTED PREMISES. Intentionally deleted.

50.           MODIFICATION FOR LENDER OR GOVERNMENT. If, in connection with obtaining construction, interim or permanent financing or refinancing for the Building or all or part of the Project, a lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect the leasehold interest hereby created or Tenant’s rights under this Lease. In addition, the parties agree to promptly sign all documents reasonably required by any governmental agency from time to time in connection with the Premises, provided that those documents do not materially adversely affect the rights or obligations of the parties under this Lease.

51.           FINANCIAL STATEMENTS. When reasonably requested by Landlord, Tenant shall, upon ten (10) business days notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement(s) shall be safeguarded by Landlord and shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. The above ten-day notice is the only notice Landlord is required to give Tenant in connection with Tenant’s financial statements and shall be in lieu of and not in addition to the notice and cure period otherwise provided for under Subparagraph 25(a)(iii). Tenant’s failure to comply with its obligations under this Paragraph 51 shall constitute a material default under this Lease.

52.           QUIET ENJOYMENT. Landlord covenants that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

53.           TENANT’S SIGNS.

(a)           Tenant may, at its sole cost and expense, place its signs displaying its logo and graphics on the entrance doors to the Premises and in Landlord designated locations in the hallways on floors wholly leased by Tenant. On partial floors leased by Tenant, Tenant, at its sole cost and expense, may place its signs on entrance doors to the Premises, provided the number, size, color, style, material and location of such signs conform to Landlord’s graphics program for the Building and Landlord shall place directional signs to the Premises, at Tenant’s expense, at a location determined by Landlord.

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(b)           Unless specifically set forth to the contrary in an addendum to this Lease, Tenant shall not place any sign on the exterior of the Building, or within the Building if such sign may be seen from outside of the Building or on any Building sign monument or other device constructed for the placement of tenant signs.

(c)           All Tenant signs installed by Landlord or Tenant shall comply with all applicable requirements of all governmental authorities having jurisdiction and shall be installed in a good and workmanlike manner. Such signs shall be maintained and kept in good repair at Tenant’s sole cost and expense, and, on expiration or earlier termination of the Term, removed at Tenant’s sole cost and expense.

54.           NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Project shall in no way affect this Lease, abate any payment owed by Tenant under the Lease, or otherwise impose any liability on Landlord.

55.           TENANT AS CORPORATION, PARTNERSHIP, OR LIMITED LIABILITY COMPANY. If Tenant executes this Lease as a corporation or limited liability company, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf. If tenant is a corporation, Tenant further represents and warrants that this Lease has been authorized in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution of this Lease, and in accordance with the by-laws of Tenant and that this Lease is binding upon Tenant in accordance with its terms. If Tenant executes this Lease as a partnership, (a) each general partner shall be jointly and severally liable for keeping, observing and performing all the provisions of this Lease to be kept, observed or performed by Tenant and (b) the term “Tenant” shall mean and include each general partner jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them with respect to this Lease shall be binding on Tenant and each and all of the general partners of Tenant with the same effect as if each of them had so acted or so given or received such notice or refund or so signed. Dissolution of any partnership which is a Tenant under this Lease shall be deemed to be an assignment jointly to all of the partners, who shall thereafter be subject to the terms of this Lease as if each such former partners had initially signed this Lease as individuals.

56.           GUARANTY. Landlord and Tenant acknowledge and agree that the concurrent delivery by Tenant to Landlord of a guaranty of Tenant’s obligations pursuant to this Lease executed by the person(s) or entity(ies) identified in Exhibit H (“Guarantor”) is a material consideration for Landlord’s execution of this Lease and that Landlord would not execute and deliver this Lease but for such guaranty. Accordingly, concurrently with the execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord a written guaranty executed by Guarantor in the form of Exhibit H hereto (“Guaranty”).

57.           COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

58.           JOINT AND SEVERAL LIABILITY. This Lease and the obligations set forth herein shall be the joint and several obligations of all persons, entities or parties to this Lease and shall be binding upon them and their heirs, personal representatives, and permitted successors and assigns, if any.

59.           NO OFFER. The submission of this Lease and any ancillary documents to Tenant shall not constitute an offer to Lease, and Landlord shall have no obligation of any kind, express or implied, to lease the Premises to Tenant until Landlord has approved, executed and returned to Tenant a fully signed copy of this Lease together with any ancillary documents Landlord may require.

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THEREFORE, the parties have executed this Lease as of the date first written above.

LANDLORD: Pointe Camino Windell LLC, a California limited liability company		TENANT: Lpath Therapeutics, Inc., a Delaware Corporation

By:	/s/ Michael S. Martin	By:	/s/ Scott Pancoast
Name:	MICHAEL S. MARTIN	Name:	SCOTT PANCOAST
Its:	PRESIDENT	Its:	President & CEO

By:
Name:
Its:

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ROBERTS & BENNETT COMMERCIAL INTERIOR DESIGN	LPATH THERAPEUTICS Pointe Camino Business Centre 6335 Ferris Square, Suite A San Diego, CA 92122 5,383 RSF 08.12.05

1010 UNIVERSITY AVENUE, SUITE C203
SAN DIEGO, CA 92103
(619) 297-1011 FAX (619) 297-3832
WWW.RBCID.COM

20A
20A
FUME HOOD
40A
DEDICATED @ BENCH
20A
NEW SINK & BENCH
250V/15A
220V
20A
40A
DEDICATED @ BENCH
120V
40A
DEDICATED @ BENCH
220V
220V
FUTURE LAB SPACE
20A
40A
DEDICATED @ BENCH
40A
DEDICATED @ BENCH
20A
NEW 12'-0" COUNTERTOP
NEW 8'-0" COUNTERTOP
20A
NEW SINK
20A
20A
20A
20A
30A
30A
NEW SINK & BENCH
40A
DEDICATED @ BENCH
20A
20A
UP

FIRST FLOOR EXHIBIT A-1

SCALED TO FIT

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ROBERTS & BENNETT COMMERCIAL INTERIOR DESIGN	LPATH THERAPEUTICS Pointe Camino Business Centre 6335 Ferris Square, Suite A San Diego, CA 92122 1,892 RSF 08.12.05

1010 UNIVERSITY AVENUE, SUITE C203
SAN DIEGO, CA 92103
(619) 297-1011 FAX (619) 297-3832
WWW.RBCID.COM

1.       Provide new stain-grade Oak single light doors - four (4) single, one (1) pair.

2.       Relocate existing building standard paint-grade door.

3.       Provide new 4’-6” W floor-to-ceiling glazing.

4.       Provide new undercounter dishwasher.

5.       Provide new plastic laminate countertop.

SECOND FLOOR EXHIBIT A-1

SCALE: 1/8” = 1’-0”

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SITE PLAN - EXHIBIT A-2
SCALED TO FIT

NORTH

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WORK LETTER AGREEMENT

In connection with the lease to which this Work Letter Agreement is attached (the “Lease”), and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1.             COMPLETION SCHEDULE. Within five (5) business days after its execution of the Lease, Landlord shall deliver to Tenant, for Tenant’s review and approval, a schedule (the “Work Schedule”) setting forth a timetable for the planning and completion of the installation of the Tenant Improvements (as defined in Paragraph 2 below) to be constructed in the Premises, and the scheduled Commencement Date for the Term. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, Landlord and Tenant agree to comply with that Schedule, and it shall become the basis for the parties’ performance under this Agreement. If Tenant shall fail to deliver to Landlord Tenant’s written disapproval of the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within three (3) business days after the date the Work Schedule is first received by Tenant, Landlord’s space planner for the Building shall determine the final Work Schedule in its sole, good faith judgment within five (5) business days after request by either Landlord or Tenant, which determination shall be final and binding on all parties.

2.             TENANT IMPROVEMENTS. “Tenant Improvements” shall include all work to be done and improvements installed in the Premises by Landlord pursuant to the Tenant Improvement Plans (defined in Paragraph 3 below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wallcovering), electrical (including lighting, switching, telephone wiring (including outlets), outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork. Subject to Paragraphs 14(c) and 33 of the Lease, all Tenant Improvements and components thereof shall at all times be and remain the sole property of Landlord.

3.             TENANT IMPROVEMENT PLANS. Prior to the Lease execution, Tenant shall have met with Landlord’s architect or space planner for the purpose of preparing a space plan (“Space Plan”). The Space Plan will provide a partition layout and quantitative specifications for other building components, including but not limited to partitioning, doors, ceilings, electrical outlets, etc., plumbing, heating, ventilating and air conditioning, cabinets and other millwork depicting the configuration of the Premises and the Space Plan as attached as “Exhibit A-1” and shall be deemed approved by Tenant upon execution of the Lease. Upon execution of the Lease, Landlord’s architect or space planner will prepare a design/development plan (“D/D Plan”). If Tenant fails to deliver to Landlord, Tenant’s written disapproval of the D/D Plan within three (3) business days after the date the D/D Plan, or any revised D/D Plan, is first received by Tenant, the D/D Plan shall be deemed approved by Tenant. If the Space Plan or D/D Plan, or any revised Space Plan or D/D Plan, is timely disapproved by Tenant pursuant to this Paragraph, Tenant shall provide to Landlord a written explanation of the reason(s) for such disapproval concurrently with that disapproval, and the Space Plan or D/D Plan, as appropriate, shall be promptly revised and resubmitted to Tenant for approval. If Tenant fails to provide a written explanation as and when required by this Paragraph, the Space Plan and D/D Plan shall be deemed approved by Tenant.   After the D/D Plan is approved by Tenant pursuant to this Paragraph, Landlord’s architect or space planner shall promptly prepare final working drawings and specifications for the Tenant Improvements. Those working drawings and specifications are referred to herein as the “Tenant Improvement Plans” and shall be approved by Landlord and Tenant pursuant to Paragraph 5 below. The Tenant Improvement Plans must be consistent with Landlord’s standard specifications (the “Standards”) for tenant improvements for the Building, as the same may be changed from time to time by Landlord.

4.             NON-STANDARD TENANT IMPROVEMENTS. Landlord shall permit Tenant to deviate from the Standards for the Tenant Improvements provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the total lighting for the Premises shall comply with the provisions of Title 24 of the California Administrative Code; (c) the deviations conform to applicable governmental regulations, and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond

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Exhibit B

1

the level normally provided to other tenants in the Building and do not overload the weight-bearing capacity of the floors; and (e) Landlord has determined in its sole discretion that the deviations are of a nature and quality that are consistent with the overall objectives of the Landlord for the Building.

5.             FINAL APPROVAL OF TENANT IMPROVEMENT PLANS. After preparation by Landlord’s architect or space planner, the Tenant Improvement Plans shall be submitted to Tenant for approval, which shall not be unreasonably withheld. If Tenant fails to deliver to Landlord Tenant’s written disapproval of the Tenant Improvement Plans, or any revised Tenant Improvements Plans, within five (5) days after the date the Tenant Improvement Plans, or any revised Tenant Improvement Plans, are received by Tenant, the Tenant Improvement Plans shall be deemed approved by Tenant. If the Tenant Improvement Plans, or any revised Tenant Improvement Plans, are timely disapproved by Tenant pursuant to this Paragraph, Tenant shall provide to Landlord a written explanation of the reason(s) for such disapproval concurrently with that disapproval, and the Tenant Improvement Plans shall be revised and resubmitted to Tenant for approval. If Tenant fails to provide a written explanation as and when required by this Paragraph, the Tenant Improvement Plans shall be deemed approved by Tenant. After the Tenant Improvement Plans are so approved by Tenant, the Tenant Improvement Plans shall be submitted to the appropriate governmental body by Landlord for plan checking and the issuance of a building permit. Landlord reserves the right to disapprove any proposed Tenant Improvements which Landlord reasonably believes will adversely affect the Building or any Building Structure and Systems. Landlord, with Tenant’s cooperation, shall cause to be made to the Tenant Improvement Plans any changes necessary to obtain the building permit and to comply with the requirements of local agencies.

6.             CONSTRUCTION OF TENANT IMPROVEMENTS. After a building permit for the Tenant Improvements has been issued, Landlord shall cause its contractor to begin installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use its best efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 7 below. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord’s reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, lack of availability of materials or labor, or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

7.             PAYMENT FOR THE TENANT IMPROVEMENTS.

(a)           Landlord and Tenant agree to share the costs for Tenant Improvements to be constructed in the Premises. Landlord will build for Tenant’s benefit all Tenant Improvements in the Premises, including all improvements located in the lab area on the first floor, the office area on the first floor and the office area on the second floor, all pursuant to the Space Plan attached hereto as Exhibit “A-1”. The cost of Tenant Improvements shall be allocated between Landlord and Tenant on the following basis: (x) Landlord shall pay for the Tenant Improvements to be constructed in the Lab Area in Suite A; and (y) Landlord shall pay for the first $20.00 per rentable square foot for the Tenant Improvements to be constructed in the Lab Area of the Must Take Space in Suite B, and one-half of the amount in excess of $20.00 per rentable square foot of the Must Take Space in Suite B; and, (z) Tenant shall pay for the Tenant Improvements to be constructed in the Office Areas located on the second floor and one-half of the amount in excess of $20.00 per rentable square foot of the Must Take Space in Suite B, of which such amount shall be amortized over the remaining Lease Term at an interest rate of eight (8%) percent and payable by Tenant on a monthly basis. The amortization period shall commence upon the Must Take Date and terminate on the expiration of the Lease Term; all of the preceding (x), (y), and (z) as shown on “Exhibit A-1”. All of the Tenant Improvement costs for Suite A shall include a prorata share of all incidental costs for construction for costs and expenses such as building permits, architectural fees and any other cost or expense not specifically designated as a cost to a particular area (i.e. the Lab Area or the Office Areas). Such incidental costs will be allocated between Landlord and Tenant on a prorata basis, based on the relative costs borne by each in connection with the Tenant Improvements (pari passu). All costs included for Tenant Improvements include the following:

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(i)            Payment of the cost of preparing the Space Plan, the D/D Plan and the Tenant Improvement Plans, including mechanical, electrical, plumbing and structural drawings, and of all other aspects necessary to complete the Tenant Improvement Plans. The Tenant Improvement Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord’s Standards or for payments to any other consultants, designers or architects other than Landlord’s architect, space planner or Space Accountant, all of which other costs shall be paid for by Tenant.

(ii)           Payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii)          Payment to Landlord of a space improvement fee (“Improvement Fee”) to, among other things, pay Landlord’s space improvement costs for the Premises, including without limitation costs for the following: plan check and permits; utilities, including electrical and water consumption; and a tenant supervision fee. The Improvement Fee shall be determined as follows:

(aa)         The Improvement Fee shall be five percent (5)% of the Tenant Improvement Allowance; and

(iv)          Construction of the Tenant Improvements, including, without limitation, the following:

(aa)         Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wallcoverings and painting, millwork and similar items;

(bb)         All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises, excluding however computer cable and wiring;

(cc)         The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

(dd)         Any additional tenant requirements including, but not limited to, air quality control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;

(ee)         All fire and life safety control systems such as fire walls, sprinklers, fire alarms, including piping and wiring, installed within the Premises;

(ff)           All plumbing, including fixtures and pipes, to be installed within the Premises;

(gg)         Testing and inspection costs; and

(hh)         Contractors’ fees, including, but not limited to, any fees based on general conditions.

(v)           All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of the Lease and which construction is for the benefit of tenants and is customarily performed by Landlord prior to the execution of leases for space in the Building for reasons of economics (examples of such construction would include, but not be limited to, the extension of mechanical, HVAC and electrical distribution systems outside of the core of the Building, wall

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construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment).

(b)           Intentionally deleted.

(c)           If, after the Tenant Improvement Plans have been prepared and a price therefor has been established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs related thereto shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements. Landlord shall have the right to decline Tenant’s request for a change to the Tenant Improvement Plans if such changes are inconsistent with the provisions of Paragraphs 3 or 4 above, or if the change would, in Landlord’s subjective good faith opinion, unreasonably delay construction of the Tenant Improvements.

(d)           Intentionally deleted.

(e)           Intentionally deleted.

(f)            As used in this Work Letter Agreement, the terms “Premises Usable Area” means the area of the Premises as determined by the Space Accountant by measuring the area within the bounds of the inside surface of the glass in the outer wall of the Building, the surface facing the Premises of all partitions separating the Premises from the Building core and public corridors or other Common Areas, and from the center of partitions separating the Premises from adjoining tenant spaces. The exact amount of Premises Usable Area within the Premises shall be determined by the Space Accountant upon completion of the Tenant Improvements. No deductions shall be made for space occupied by structural or functional columns or other projections within the Premises.

(g)           The Tenant Improvement Allowance has been agreed on by Landlord as part of the total consideration flowing from Landlord to Tenant under the Lease and on the assumption that Tenant will not be in default under the Lease during the Term. If Tenant commits a default under the Lease which remains uncured and Landlord institutes one or more of its legal remedies under the Lease, Landlord shall be entitled to recover the percentage portion of the Tenant Improvement Allowance which the number of full calendar months remaining in the Term as of the date of Tenant’s default bears to the total number of full calendar months in the Term.

8.             COMPLETION AND RENTAL COMMENCEMENT DATE. The Term, and Tenant’s obligation for the payment of rent under the Lease, shall commence on the date on which the Tenant Improvements have been substantially completed as determined by a certificate from Landlord’s architect; provided that, if there shall be a delay in substantial completion of the Tenant Improvements as a result of:

(a)           Tenant’s failure to approve any item or perform any other obligation in accordance with and by the date specified in the Work Schedule;

(b)           Tenant’s request for materials, finishes or installations other than those readily available;

(c)           Tenant’s changes in the Tenant Improvement Plans after Tenant approves the Tenant Improvement Plans;

(d)           Tenant’s request to deviate from the Standards for the Building; or

(e)           Tenant’s failure to timely make any payment due from Tenant under this Work Letter Agreement or the Lease;

then, as provided for in the Lease, the commencement of the Term shall be accelerated by the number of days of such delay. The Tenant Improvements shall be deemed substantially complete notwithstanding the fact that minor

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4

items of the Tenant Improvements (such as construction, mechanical adjustments, or decorations) which do not materially interfere with Tenant’s use of the Premises remain to be performed (items normally referred to as “punch list” items), which items Landlord shall promptly complete or correct.

9.             APPROVAL AND NOTICE PROCEDURE. In all circumstances where Landlord or Tenant must provide an approval or notice as contained in this Work Letter Agreement, Landlord and Tenant agree that such approval or notice shall adequately given by telephonic means, followed by either an email or facsimile confirmation.

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NOTICE OF LEASE TERM DATES

To:	Date:	, 20

Re:                               Lease dated                           , 20   , between                                                                         , a                                                            (“Landlord”) and                     (“Tenant”)(the “Lease”) concerning Suite(s)      on floor(s)                     located at                                                              , California (the “Premises”).

Tenant:

In accordance with Paragraph 3 of the Lease, we wish to confirm as follows:

1.             That the Premises have been tendered herewith to Tenant as being substantially complete in accordance with the Lease and that the construction of the Premises is not deficient in any way except for punch list items.

2.             That Tenant has been delivered possession of the Premises and acknowledges that under the provisions of the Lease the Term commenced on                                                       and will end on                                       .

3.             That in accordance with the Lease Monthly Basic Rent commenced to accrue on                                                      .

4.             Under Subparagraph l(b) and 1(1) of the Lease, the exact number of Rentable Square Feet within the Premises is                            square feet and Tenant’s Percentage is                                                              .

5.             Except as otherwise set forth in the Lease, rent is due and payable in advance every month during the Term of the Lease. Your rent checks should be made payable to                                                                    at                                                      .

                                         , a

By:
Its:

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Exhibit C

1

STANDARDS FOR UTILITIES AND SERVICES

The following standards for utilities and services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

1.             The air conditioning system achieves maximum cooling when the window coverings are extended to the full width of the window opening. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises fully extended whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to any Building system without Landlord’s prior written approval. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building or the Project. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this Exhibit, including keeping window coverings fully extended.

2.             Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building, or the risers or wiring installation.

3.             Tenant shall keep the meter and installation equipment in good working order and repair at Tenant’s sole cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on the meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the charges from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes set forth in this Paragraph, shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

4.             Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that the amount of Tenant’s refuse and rubbish exceeds that usually generated by other offices in the Building.

5.             Landlord reserves the right to stop service of the plumbing, ventilation, air conditioning, telephone and electrical systems, when necessary, by reason of accident or emergency, or for repairs, alterations or improvements, when in the judgment of Landlord such actions are desirable or necessary to be made, until the repairs, alterations or improvements shall have been completed, and Landlord shall have no responsibility or liability for failure to supply plumbing, ventilating, air conditioning, telephone or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or by reason of the requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel supply. Any obligations of Landlord to furnish any services pursuant to any of the provisions of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s control.

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Exhibit D

1

SAMPLE FORM OF

TENANT ESTOPPEL CERTIFICATE

TO:                                                        , a                                        (“Landlord”) and                                            , a                    .

The undersigned,                                     (“Tenant”), hereby certify to                                                a                                      , as follows:

1.             Attached hereto is a true, correct and complete copy of that certain lease dated                      , 20   , between Landlord and Tenant (the “Lease”), which demises premises located at Suite           ,                                                                      California (the “Premises”). The Lease is now in full force and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2.             The term of the Lease commenced on                                   , 20   .

3.             The term of the Lease shall expire on                      , 20   . There are                options to extend the Lease term for a total period of        years, none of which has been exercised. There are no options to expand the Premises.

4.             The Lease has: (Initial one)

( )	not been amended, modified, supplemented, extended, renewed or assigned.

( )	been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

5.             Tenant has accepted and is now in possession of the Premises.

6.                                       Tenant acknowledges that Landlord’s interest in the Lease will be assigned to                                                  and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless the prior written consent of                                        is obtained.

7.              The amount of fixed monthly rent is $                                      .

8.                                       The amount of security deposits (if any) is $                        .  No other security deposits have been made.

9.             Tenant is paying the full lease rental, which has been paid in full as of the date of this Certificate. No rent or other amount under the Lease has been paid for more than thirty (30) days in advance of its due date.

10.           All work required to be performed by Landlord under the Lease and the Work Letter Agreement (as defined in the Lease) has been completed.

11.           There are no defaults on the part of the Landlord or Tenant under the Lease.

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Exhibit E

1

12.           Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13.           Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease.

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that Landlord is about to sell the Property to                                     or that                                              is about to fund a loan to Landlord, which sale/loan Tenant understands is scheduled to close on                                                               , and that in either case the named party is relying upon the representations herein made in proceeding with that execution. Tenant shall take all steps reasonably necessary to keep the transaction and party described in this Certificate confidential. If there is any change in the information provided in this Certificate between now and the closing described above, Tenant shall immediately inform you of that change.

This Certificate has been duly executed and delivered by the authorized officers of the undersigned as of                        , 20   .

“TENANT”

By:
Its:

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RULES AND REGULATIONS

1.             Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or the Project without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall comply with all then-applicable governmental requirements and shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or company designated by Landlord.

2.             Tenant shall not place anything against or near glass partitions or doors or windows, other than the Building Standard window covering, which is visible from outside the Premises.

3.             Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, escalators, or stairways of the Building or the Project. The halls, passages, exits, entrances, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant’s business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing contained in these Rules and Regulations shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof(s) of the Project.

4.             The directory of the Building, if any, will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5.             Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord the cost of the key(s).

6.             If Tenant requires telegraphic, telephonic, burglar alarm, satellite dishes, antennae or similar services, it shall first obtain Landlord’s written approval (which Landlord may give or withhold in its sole discretion), and shall comply with Landlord’s instructions in their installation.

7.             Tenant’s initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items, shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

8.             Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devises sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such

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Exhibit F

1

equipment or other property from any cause, and all damage done to the Building or Project by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9.             Tenant shall not use or keep in the Premises any firearms, explosives, kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

10.           Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

11.           Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall keep all window coverings pulled down.

12.           Landlord reserves the right, exercisable after thirty (30) days written notice to Tenant and without liability to Tenant, to change the name and street address of the Building.

13.           Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing and locking the doors or by other appropriate action.

14.           Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and all lights, electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15.           Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept upon the Premises sandwich or other food services, barbering or shoeshine service, or similar non-office related or business vendors if such service or use will cause damage or disruption to the Premises or the Common Areas. In such event, Landlord’s prior written approval (which may be withheld in Landlord’s subjective good faith discretion) will be required, and Landlord may govern the hours, rules and regulations as Landlord deems reasonable.

16.           The lavatories, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no inappropriate substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17.           Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises.   Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease.

18.           Tenant shall not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

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19.           Except for minor and incidental decorative improvements to the Premises, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part of the Premises, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes in partitions, floors or ceilings for wires or any other purpose. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall, at its sole cost, repair any damage resulting from noncompliance with this rule,

20.           Tenant shall not install, maintain or operate upon the Premises any vending machines without the prior written consent of Landlord.

21.           Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate with Landlord to prevent such activities.

22.           Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of these Rules and Regulations or any other rules and regulations of the Building.

23.           Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24.           The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord’s consent, except the use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25.           Tenant shall not use in any space of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26.           Without the written consent of Landlord, Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

27.           Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.           Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29.           To the extent Landlord reasonably deems it necessary (i) to provide to third parties access to portions of the Common Areas in order to comply with any applicable law, Landlord may do so without breaching this Lease, and (ii) to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the tenants in the Project, Landlord may do so subject to nondiscriminatory additional Rules and Regulations.

30.           Tenant’s requirements will be attended to only upon appropriate application to Landlord’s asset management office for the Project by an authorized individual. Employees of Landlord shall not perform any work

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or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31.           Tenant shall abide by all restrictions Landlord places on smoking within the Building. Notwithstanding the foregoing, Landlord shall not be required to impose any restrictions on smoking within the Building for the benefit of Tenant. No decision of Landlord to permit or prohibit smoking shall be construed as a breach of this Lease by Landlord.

32.           Tenant shall comply with all (a) crime prevention programs, (b) hazardous materials disclosure and control programs, and (c) water conservation programs which Landlord is required to participate in under (i) any restrictive covenants which may now or hereafter exist or (ii) any other agreements which may now exist or hereafter be executed which affect the use and operation of the Premises or Project.

33.           Tenant shall promptly provide Landlord with any information Landlord, any mortgagee or beneficiary with a lien on the Building, any ground lessor with respect to the Building, or any governmental agency may reasonably request.

34.           Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against Tenant or any other tenant of the Project.

35.           These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

36.           Landlord reserves the right to modify these Rules and Regulations and adopt such other reasonable and non-discriminatory rules and regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order in the Project. Tenant agrees to abide by all the Rules and Regulations stated herein and any additional rules and regulations which are adopted. All changes to these Rules and Regulations shall be communicated in writing to Tenant.

37.           Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, contractors, clients, customers, invitees, guests and other users of the Premises.

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TRAFFIC AND PARKING RULES AND REGULATIONS

The following rules and regulations shall govern the use of the parking facilities designated on Exhibit A-2 of the Lease in connection with the use of the Premises.

1.             Landlord assumes no responsibility for any damage to any vehicle parked in the parking areas or for any goods left in any such vehicle. All such liability is specifically assumed by the operator of any such vehicle as a condition of parking.

2.             Tenant shall not (a) park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project, (b) park or permit its employees, guests, invitees or visitors to park in the residential or commercial neighborhoods contiguous to the Project, (c) leave vehicles in the parking areas overnight, or (d) park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks. No propane or natural gas powered vehicles shall be allowed to park in the parking areas.

3.             Parking cards, stickers, or any other devices or forms of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Landlord reserves the right to (a) require that a reasonable security deposit be paid to Landlord for each parking area or Building access card issued to Tenant, and (b) change the location of Tenant’s reserved parking spaces, if any, from time to time.

4.             No overnight or extended term storage of vehicles shall be permitted.

5.             Vehicles must be parked entirely within painted stall lines of a single parking stall.

6.             All directional signs and arrows must be observed.

7.             The speed limit within all parking areas shall be five (5) miles per hour.

8.             Parking is prohibited in any area other than those specifically designated for parking.

9.             All parkers are required to park and lock their own vehicles. All responsibility for damage to vehicles is assumed by the parker.

10.           Loss or theft of parking identification devices must be reported to Landlord’s asset management office for the Project immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

11.           Any parking identification devices reported lost or stolen found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution.

12.           Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited. Landlord will not unreasonably withhold its approval to permit the washing, waxing, or cleaning of any vehicle.

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Exhibit G

1

13.           The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

14.           Tenant’s continued right to use any parking spaces in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if this Lease terminates for any reason whatsoever, Tenant’s right to use the parking spaces in the parking facilities shall terminate concurrently with the Lease.

15.           Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall be consistent with this Lease and these rules and regulations.

16.           Landlord reserves the right to refuse the sale of parking cards, stickers or other parking identification devices to any tenant or person or their respective agents or representatives who willfully refuse to comply with these rules and regulations and all posted or unposted city, state or federal ordinances, laws or agreements.

17.           Tenant and its employees shall comply with any traffic management and/or environmental regulation program now or hereafter in effect, whether imposed by local, regional, state or federal governmental or quasi-governmental agencies (collectively, “TDM Program”) which has been or may hereafter be applicable to Tenant, the Building or the Project. Tenant acknowledges that such a TDM Program may cause Tenant inconvenience, but nonetheless agrees to cooperate in the formation of, and comply with the provisions of, any such TDM Program. Additionally, Tenant shall (a) participate in any employee commute transportation surveys reasonably required by Landlord, and (b) adhere to measures that Landlord may reasonably enact in order to comply with existing and future laws relating to traffic control or flow applicable to the Project. Any breach by Tenant of any of its covenants in this Paragraph 17 may result in penalty fees being assessed against Landlord; therefore, Tenant shall be liable to Landlord for all such fees, plus interest thereon, assessed on account of any such breach, and that breach shall also constitute a material default under this Lease.

18.           Landlord reserves the right to modify these rules and regulations or adopt such other reasonable and nondiscriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal at such vehicle owner’s expense.

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GUARANTY

[SEE NEXT PAGE]

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GUARANTY OF LEASE

THIS GUARANTY OF LEASE (“Guaranty”) is made on August 12, 2005, by WESTERN STATES INVESTMENT CORPORATION, a California corporation (“Guarantor”), for the benefit of POINTE CAMINO WINDELL LLC, a California limited liability company (“Landlord”), with reference to the following facts:

A.            A certain Lease Agreement (“Lease”), dated August 12, 2005 has been, or will be, executed between Landlord and LPATH THERAPEUTICS INC., a Delaware corporation (“Tenant”), covering certain premises located at 6335 Ferris Square, Suite A, San Diego, California;

B.            Under the Lease, Landlord requires as a condition to entering into the Lease that Guarantor guaranty Tenant’s full and timely performance under the Lease; and

C.            Guarantor desires that Landlord enter into the Lease with Tenant.

NOW, THEREFORE, in consideration of Landlord entering into the Lease, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

(1)           Guarantor unconditionally and absolutely guaranties to Landlord the punctual payment of all rents and monies due and to become due to Landlord from Tenant under the Lease in the amounts and at the times set out in the Lease (the “Indebtedness”) up to a maximum aggregate amount of Three Hundred Sixty Thousand Dollars ($360,000) (the “Guaranteed Amount”). The Indebtedness, up to the Guaranteed Amount, shall be payable by Guarantor to Landlord, or order, immediately on demand in the event of any default by Tenant with respect to the Indebtedness or any part thereof. All payments shall be made to Landlord in lawful money of the United States without setoff or deduction. Time is of the essence in the performance by Guarantor under this Guaranty. The Guaranteed Amount shall be reduced dollar for dollar by all amounts paid by Tenant under the Lease for Rent or Operating Expenses (but not by any payments for Security Deposits). Once Landlord has received Rent and Operating Expenses on behalf of Tenant equal to the Guaranteed Amount, then the obligations of Guarantor under this Guaranty shall be terminated, and thereafter Landlord shall not seek to recover against Guarantor from any amounts guaranteed hereunder.

(2)           Guarantor assumes the full responsibility for being and keeping itself informed of the financial condition and assets of Tenant and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness which diligent inquiry would reveal. Landlord shall have no duty to advise Guarantor of information known to Landlord regarding such condition or any such circumstances, regardless of whether Landlord has reason to believe that (i) any such information materially increases the risk beyond that which Guarantor intends to assume or (ii) such information is unknown to Guarantor, and regardless of whether Landlord has a reasonable opportunity to communicate such information to Guarantor. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of continuing guaranty.

(3)           Guarantor waives: (a) all presentments, demands for performance, notices of nonperformance, protests, and all other notices, including notices of all of the following: protest, dishonor, acceptance of this Guaranty, any default, partial payment or nonpayment of all or any part of the Indebtedness and the existence, creation or incurring of new or additional Indebtedness; (b) any right to require Landlord to proceed against Tenant or any other person, to proceed against or exhaust any security held from Tenant or any other person for the Indebtedness, to proceed against or exhaust any security held from Guarantor or any other person for this Guaranty or to pursue any other remedy in Landlord’s power whatsoever at any time; (c) the benefits of any laws which provide that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduce a guarantor’s obligation in proportion to the principal obligation; (d) any defense arising by reason of the invalidity, illegality or lack of enforceability of the Indebtedness or any part thereof, (e) any defense based upon: (i) any failure of Landlord to give Tenant or Guarantor notice of any sale or other disposition of any property securing any or all of the Indebtedness or any guaranty thereof, (ii) any defect in any

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notice that may be given in connection with any sale or other disposition of any such property, (iii) any failure of Landlord to comply with any provision of applicable law in enforcing any security interest in or lien upon any such property, including any failure by Landlord to dispose of any such property in a commercially reasonable manner, or (iv) any modifications or amendments to the Lease (regardless of how extensive and regardless of whether those modifications or amendments materially increase Tenant’s rent or other obligations) or extension of the Lease or change in the size or location of the space leased; (f) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Tenant or any other person, including any discharge of, or bar against collecting, any of the Indebtedness (including any interest thereon), in or as a result of any such proceeding; (g) any defense based upon termination of the Lease; (h) any defense based upon an election of remedies by Landlord (which defense would claim that Landlord was required by law to choose to pursue one among multiple available legal remedies and did not timely do so); (i) any rights of subrogation (i.e., the right to succeed to Landlord’s rights against Tenant upon Guarantor performing its obligations to Landlord under this Guaranty), reimbursement from Tenant or others, exoneration (i.e., extinguishment of this Guaranty because of the acts of Landlord or others), contribution and indemnity (i.e., a shifting of the Guarantor’s obligations hereunder to another party) and any rights or claims of any kind or nature against Tenant which arise out of or are caused by this Guaranty, and any rights to enforce any remedy which Landlord now has or may hereafter have against Tenant and any benefit of, and any right to participate in, any security now or hereafter held by Landlord, until all of the Indebtedness has been fully paid and performed; and (j) any right to revoke all or any part of this Guaranty if it is ever construed as a continuing guaranty.

(4)           Guarantor understands that the exercise by Landlord of certain rights and remedies may affect or eliminate Guarantor’s right of subrogation (described in Section (4), clause (i), above) against Tenant or any other guarantor and that Guarantor may therefore incur liability hereunder for which Guarantor may in whole or part be unable to be reimbursed by Tenant. Nevertheless, Guarantor hereby authorizes and empowers Landlord, its successors, endorsees and/or assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances.

(5)           Landlord may, at its election, but without obligation to do so, exercise any right or remedy it may have against Tenant or any other person or any real or personal property security it holds for the Indebtedness or any part thereof or any guaranty thereof, including foreclosing a trust deed, mortgage or other instrument judicially or nonjudicially or taking a deed, assignment or transfer in lieu of foreclosure as to any such property, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Indebtedness has been paid, even if the effect of such action is to destroy or diminish Guarantor’s subrogation rights, Guarantor’s right to proceed against Tenant for reimbursement, Guarantor’s right to recover contribution from any other guarantor or any other right or remedy or any such security, and Guarantor waives any defense arising out of the absence, impairment or loss of any right of subrogation, reimbursement or contribution or of any other right or remedy of Guarantor against Tenant or any other person or any such security, whether resulting from an election of remedies by Landlord or any act or omission by Landlord or otherwise.

(6)           Until all Indebtedness of Tenant to Landlord shall have been paid in full, even though such Indebtedness may be in excess of Guarantor’s liability hereunder, and all periods within which any amount paid on account of the Indebtedness may be required to be restored or returned by Landlord upon the bankruptcy, insolvency or reorganization of Tenant, any other guarantor or any other person have expired, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant, and waives any benefit of, and any right to participate in, any security now or hereafter held by Landlord.

(7)           Without in any manner limiting the generality of any other provision of this Guaranty, Guarantor waives all benefits and defenses under the provisions of Civil Code sections 2809 (which provides generally that the liability of a surety must be neither larger in amount nor more burdensome than that of the principal), 2810 (which provides generally that a surety is not liable if the principal had no liability at the time of the execution of a contract or thereafter ceases to be liable), 2819 (which provides generally that a surety is exonerated if the original obligation of the principal is altered in any respect, or the remedies or rights of a creditor against the principal are in any way

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impaired or suspended without the consent of the surety), 2839 (which provides generally that performance of the principal obligation, or an offer of such performance, exonerates a surety), 2845 (which provides generally that a surety may require a creditor to proceed against the principal, or to pursue any other remedy in the creditor’s power which the surety cannot pursue; and if the creditor neglects to do so, the surety is exonerated to the extent the surety is thereby prejudiced), 2847, 2848 and 2849 (which generally provide a surety with rights of subrogation or reimbursement against a principal, rights of subrogation or reimbursement against any collateral or security provided to secure the obligations of the principal, and rights of contribution against any other guarantor or pledgor), 2850 (which provides generally that whenever property of a surety is hypothecated with property of the principal, the surety is entitled to have the property of the principal first applied to the discharge of the obligation), 2899 and 3433 (which relate generally to marshalling assets and the order in which liens may be foreclosed), and any similar or analogous statutes of this or any other jurisdiction.

(8)           The obligations of Guarantor hereunder are independent of the obligations of Tenant. A separate action or actions may be brought and prosecuted against Guarantor without first proceeding against Tenant or any other person or any security held by Landlord and without pursuing any other remedy and without joining Tenant or any other person in any such action or actions.

(9)           If any legal proceeding arises in connection with this Guarnaty, in addition to any other remedy at law or in equity sought or obtained by the prevailing party, the losing party shall pay the reasonable legal and other fees and all costs of the prevailing party incurred in connection with those proceedings.

(10)         The liability of Guarantor hereunder shall be reinstated and revived, and the rights of Landlord shall continue, with respect to any amount at any time paid on account of the Indebtedness which shall thereafter be required to be restored or returned by Landlord upon the bankruptcy, insolvency or reorganization of Tenant, or otherwise, all as though such amount had not been paid.

(11)         On Landlord’s request, Guarantor will provide complete and current tax returns and financial statements, in a form reasonably satisfactory to Landlord, and such other financial information about Guarantor as Landlord may reasonably require.

(12)         This Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall bind the heirs, executors, administrators, successors and assigns of Guarantor. Any married person who signs this Guaranty agrees that recourse may be had against his or her separate property for all of his or her obligations hereunder. This Guaranty is assignable by Landlord without notice with respect to all or any portion of the Indebtedness hereby guarantied, and when so assigned, Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any Indebtedness retained by Landlord.

(13)         This Guaranty shall be governed by and construed according to the laws of the State of California. Whenever the context so requires, the masculine gender includes the feminine or neuter, and the singular includes the plural. As used herein, “any other person” shall include, without limitation, any other guarantor of the Indebtedness or any part thereof, any endorser thereof or any co-maker thereof, “including” shall not be limiting, and “or” shall not be exclusive. If this Guaranty is executed by more than one Guarantor, their obligations hereunder shall be joint and several. The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect any other provision. Any legal action with respect to this Guaranty may be brought in the courts of the State of California, with venue in the County of San Diego, or in the United States District Court in California, with venue in the County of San Diego, as Landlord may elect. Guarantor submits to each such jurisdiction and waives any and all objections which it may have as to jurisdiction or venue in either of the above courts.

(14)         This Guaranty constitutes the entire agreement of Guarantor and Landlord with respect to the subject matter hereof and there are no promises, statements or representations of any kind or nature whatsoever other than those herein contained. No delay or failure by Landlord to exercise any right or remedy against Guarantor will be construed as a waiver of that right or remedy. The terms and provisions of this Guaranty may not

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be waived, altered, modified or amended except by written instrument executed by Guarantor and Landlord. All rights and remedies of Landlord against Guarantor are cumulative and not exclusive and may be exercised successively or concurrently. No exercise of any right or remedy shall be deemed to be an election of remedies and preclude exercise of any other right or remedy.

(15)         Any notice, demand or request to Guarantor shall be given in writing and shall be deemed given when personally served on Guarantor or mailed (first class U.S. mail postage prepaid) to Guarantor’s Address for Notice set forth below. Any notice, demand or request to Landlord shall be in writing and be deemed given when received by Landlord.

(16)         No person executing this Guaranty is doing so in consideration of or in reliance on any other person executing this Guaranty or any other guaranty of the Indebtedness.

“Guarantor”
WESTERN STATES INVESTMENT CORPORATION

/s/ Scott R. Pancoast
SCOTT R. PANCOAST
EXECUTIVE VP

Guarantor’s Address for Notice:

Western States Investment Corporation
6335 Ferris Square, Suite “A”
San Diego, CA 92121

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Index of Lease Riders

1.             Right of First Notice to Lease Additional Space

2.             Option(s) to Extend Term

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LEASE RIDER NO. 1

RIGHT OF FIRST NOTICE TO
LEASE ADDITIONAL SPACE

This Rider is attached to and made a part of that certain Lease (the “Lease”), dated August 12, 2005 between POINTE CAMINO WINDELL LLC, a California limited liability company (“Landlord”) and a LPATH THERAPEUTICS INC., a Delaware corporation (“Tenant”) for the premises known as Suite(s) A, 6335 Ferris Square, San Diego, California (the “Premises”). Defined or initially capitalized terms used in this Rider shall have the same meanings as in the Lease. The provisions of this Rider shall supersede any inconsistent provisions of the Lease to the extent of the inconsistency.

Provided Tenant is not then in default under the Lease, if Landlord decides to lease the space adjacent to the Premises consisting of approximately 17,479 square feet and designated as Suite(s) B, C, D (the “Additional Space”) to the general public, Landlord shall first give written notice to Tenant of the material terms and conditions upon which Landlord is willing to offer to lease the Additional Space to the general public (“Landlord’s Notice”). Tenant shall have five (5) days after Landlord’s Notice is given within which to give written unconditional notice to Landlord that Tenant agrees to lease all (and not less than all) of the Additional Space on all the terms and conditions set forth in Landlord’s Notice (“Tenant’s Notice”). If Tenant duly exercises its rights under this Rider, the Additional Space shall become part of the Premises as of the date on which Tenant shall first have the right to occupy all or any part of that Additional Space under the terms of Landlord’s Notice or the Lease amendment resulting therefrom.

This Right of First Notice is a one-time right only. If Landlord fails to receive Tenant’s Notice within the above five-day period, then all rights of Tenant to lease the Additional Space under this Rider shall automatically terminate, and Landlord shall thereafter have no further obligation to notify Tenant of any proposal to lease the Additional Space. Landlord shall thereafter have the unconditional right to lease all or any part of the Additional Space to third parties on the terms and conditions as contained in Landlord’s Notice or on any other terms and conditions that Landlord thereafter negotiates, without further obligation to Tenant.

If Tenant duly exercises this Right of First Notice within the above five-day period, then Tenant shall enter into an amendment to the Lease (i) incorporating the Additional Space into the Lease on the terms and conditions contained in Landlord’s Notice and (ii) adjusting Tenant’s Percentage and rent accordingly. All other terms and conditions of the Lease (except as specified in the immediately preceding sentence, this Rider, Exhibit(s) A-l and Lease paragraphs 3, 4, and 10) shall remain the same and in full effect. If Tenant fails to duly execute and return the Lease amendment to Landlord within five (5) days after it is delivered to Tenant for signature, this Right of First Notice and Tenant’s acceptance of Landlord’s Notice shall automatically be void, any right accrued under this Right of First Notice shall be of no effect, and Landlord shall thereafter be free to unconditionally lease the Additional Space to one or more third parties as set forth above.

This Right of First Notice shall not apply to (a) offers from any third parties to lease the Additional Space, (b) leases or transfers among entities or persons related to Landlord (including, but not limited to, partners if Landlord is a partnership, and shareholders if Landlord is a corporation), and (c) any proposed sale or purchase of the Building, including, without limitation, a proposed sale-and-leaseback of the Building. This Right of First Notice is personal to Tenant. If Tenant Transfers any of Tenant’s interest in the Lease before the permitted exercise of Tenant’s rights under this Right of First Notice, those rights shall not be transferred to any transferee but shall instead automatically lapse, and Landlord’s obligations under this Right of First Notice shall automatically terminate. This Right of First Notice shall automatically expire without notice on the expiration of the original Term or sooner termination of the Lease or upon any Transfer or sublease by Tenant of all or any part of the Premises.

Landlord agrees to give to Tenant, an expressed covenant to act, at all times, in good faith and due consideration, to accommodate Tenant’s Right of First Notice and Tenant’s continuing need throughout the Term

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for Additional Space. Landlord will only give a Right of First Notice to Tenant if Landlord reasonably deems that a bona fide third party, or subsequent bona fide third party, is ready, willing and able to lease the Additional Space.

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LEASE RIDER NO. 2

OPTION TO EXTEND TERM

This Rider is attached to and made a part of that certain Lease (the “Lease”), dated August 12, 2005 between POINTE CAMINO WINDELL LLC, a California limited liability company (“Landlord”) and a LPATH THERAPEUTICS INC., a Delaware corporation (“Tenant”) for the premises known as Suite(s) A, 6335 Ferris Square, San Diego, California (the “Premises”). Defined or initially capitalized terms used in this Rider shall have the same meanings as in the Lease. The provisions of this Rider shall supersede any inconsistent provisions of the Lease to the extent of the inconsistency.

Landlord grants to Tenant an option (the “Option”) to extend the Term for five (5) additional year(s) (the “Extension”) on the same terms and conditions as set forth in the Lease, except that the Monthly Basic Rent shall be adjusted on the first day of the Extension (the “Adjustment Date”) to the “fair rental value” of the Premises on the Adjustment Date as follows:

(a)           At least one hundred eighty (180) days before the Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises as of the Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Premises at least one hundred (100) days before the Adjustment Date, Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days before the Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser within this time period, then Landlord and Tenant shall each appoint one (1) appraiser not later than sixty-five (65) days before the Adjustment Date. Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Premises. Each party shall bear the cost of its own appraiser, and the parties shall share equally the cost of a single or a third appraiser, if applicable. Each appraiser shall have at least five (5) years experience in the appraisal of Class A industrial buildings in San Diego County, California and shall be a member of one or more professional organizations such as MAI or an equivalent.

(b)           For purposes of such appraisal, “fair rental value” shall mean the price that a ready and willing tenant would pay, as of the Adjustment Date, as monthly rent to a ready and willing landlord of comparable, first-class industrial buildings in the San Diego County area for space comparable to the Premises if that property were exposed for lease on the open market for a reasonable period of time with a lease comparable to the Lease and with tenant improvements comparable to those in the Premises. If a single appraiser is chosen, then such appraisal shall determine the fair rental value of the Premises. Otherwise, the fair rental value of the Premises shall be the arithmetic average of the two of the three appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the then-existing monthly rent ever be reduced by reason of such computation, nor shall there be any rent concession or additional tenant improvement allowance for the Extension term. Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the fair rental value not later than thirty (30) days before the Adjustment Date. If the fair rental value is not determined before the Adjustment Date, then Tenant shall continue to pay to Landlord the monthly rent in effect immediately prior to such Extension, until the fair rental value is determined. When the fair rental value of the Premises is determined, Landlord shall deliver notice of that amount to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the monthly rent actually paid by Tenant to Landlord and the new monthly rent determined under this Rider.

The Option shall be exercised only by written unconditional notice received by Landlord at least one (1) year before expiration of the Term. If Landlord does not timely receive Tenant’s written unconditional notice of the exercise of the Option, the Option under this Rider shall immediately lapse, and there shall be no further right to extend the Term or to the Extension. The Option shall be exercisable by Tenant on the express condition for Landlord’s benefit that Tenant shall not be in default either at the time of the exercise of the Option or at the

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commencement of the Extension. If Tenant timely exercises the Option under this Rider, “Term” shall mean, for all purposes under the Lease, the sum of (a) the Term, as defined under Subparagraph l(m) of the Lease, plus (b) the term of the Extension for which the Option has been exercised.

The Option is personal to Tenant. In the event of any sublease or Transfer of Tenant’s interest in the Lease before the permitted exercise of the Option, the Option shall not be transferred to any transferee but shall instead automatically lapse, and the Term shall be as provided for in Paragraph 3 of the Lease.

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